                                                                  Exhibit 10.2





                       EXCHANGE AND PURCHASE AGREEMENT



                         Dated as of October 31, 1997

                                    among

                           Huntway Partners, L.P.,

                        Lighthouse Investors, L.L.C.,

                        B III Capital Partners, L.P.,

                       Contrarian Capital Fund I, L.P.,

                      Contrarian Capital Fund II, L.P.,

                     Oppenheimer Horizon Partners, L.P.,

              Oppenheimer Institutional Horizon Partners, L.P.,

               Oppenheimer International Horizon Fund II, Ltd.,

                           Oppenheimer & Co., Inc.,

                                 The & Trust,

                           First Plaza Group Trust

                                     and

                          IBM Retirement Plan Trust

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
1.    Authorization of Notes............................................................... 1

2.    Sale, Purchase and Exchange of Notes................................................. 1

3.    Closing.............................................................................. 2
      3.1   Delivery of Notes.............................................................. 2
      3.2   Opinion of Counsel............................................................. 2
      3.3   Registration Rights Agreement.................................................. 2
      3.4   Indenture...................................................................... 2
      3.5   Intercreditor Agreement........................................................ 2
      3.6   Sequencing and Amendatory Agreement............................................ 3
      3.7   Legal Fees..................................................................... 3
      3.8   Management Rights Letter....................................................... 3

4.    Representations and Warranties of the Company........................................ 3
      4.1   Organization and Qualification................................................. 3
      4.2   Capitalization................................................................. 3
      4.3   Execution and Binding Effect................................................... 4
      4.4   Authorization and Filings...................................................... 4
      4.5   Absence of Conflicts........................................................... 4
      4.6   Security Interest.............................................................. 5
      4.7   SEC Filings; Financial Statements.............................................. 5
      4.8   Taxes.......................................................................... 6
      4.9   Intellectual Property ......................................................... 6
      4.10  Compliance with Law............................................................ 7
      4.11  Litigation, etc................................................................ 8
      4.12  No Adverse Change.............................................................. 9
      4.13  Title to Properties; Absence of Encumbrances...................................10
      4.14  Employee Programs..............................................................10
      4.15  Private Offering...............................................................12
      4.16  Disclosure.....................................................................13
      4.17  Employment Practices...........................................................13
      4.18  Transactions with Affiliates...................................................13
      4.19  Limitation on Subsidiary Payment Restrictions..................................14
      4.20  No Other Business..............................................................14
      4.21  No Margin Regulation Violation.................................................14
      4.22  Brokers and Finders............................................................14
      4.23  Huntway Equity Securities......................................................14
      4.24  No Default.....................................................................14
      4.25  Bankers Trust/Massachusetts Mutual Actions.....................................15

5.    Representations and Warranties of the Purchasers..................... 15
      5.1   Investment Intent.............................................. 15
      5.2   No Public Offering............................................. 15
      5.3   Certificates to be Legended.................................... 15
      5.4   Securities Will be "Restricted Securities"..................... 16
      5.5   Accredited Investor............................................ 16
      5.6   Sophistication of the Purchaser................................ 16
      5.7   Brokers' Fees.................................................. 16
      5.8   Title Representation........................................... 16
      5.9   Existing Ownership............................................. 16
      5.10  Insider Trading................................................ 16

6.    Covenants............................................................ 17
      6.1   Notice......................................................... 17
      6.2   Access......................................................... 17
      6.3   Indebtedness................................................... 17
      6.4   Compliance with Laws........................................... 18
      6.5   Restrictions on Dividends and other Payments................... 18
      6.6   Financial Statements and other Delivery Requirements........... 19
      6.7   Restrictions on Acquisition of Subsidiaries.................... 20
      6.8   Transactions with Partners and Affiliates...................... 20
      6.9   Financial Covenants............................................ 21
      6.10  Limitation on Investments, Loans and Advances.................. 21
      6.11  Limitation on Consolidated Capital Expenditures................ 21
      6.12  Fundamental Changes Only on Certain Terms...................... 21
      6.13  Contingent Obligations......................................... 23
      6.14  Environmental Covenants........................................ 23
      6.15  Letter of Credit Agreement..................................... 25
      6.16  Directors...................................................... 25
      6.17  Right of First Offer........................................... 25
      6.18  Conversion to Corporation...................................... 27
      6.19  Survival of Covenants.......................................... 27

7.    Confidentiality...................................................... 28

8.    Events of Default and Remedies....................................... 28
      8.1   Events of Default.............................................. 28
      8.2   Acceleration................................................... 29

9.    Expenses............................................................. 29

10.   Indemnification...................................................... 30
      10.1  Indemnity by the Company....................................... 30
      10.2  Notice of Indemnity Claim...................................... 31

      10.3   Survival of Representations, Warranties and Agreements....... 32

11.   Miscellaneous....................................................... 32
      11.1   Powers and Rights Not Waived; Remedies Cumulative............ 32
      11.2   Amendments and Waivers....................................... 32
      11.3   Notices...................................................... 32
      11.4   Entire Agreement............................................. 33
      11.5   Successors and Assigns....................................... 33
      11.6   Severability................................................. 33
      11.7   Governing Law................................................ 34
      11.8   Interpretation............................................... 34
      11.9   Further Assurances........................................... 34
      11.10  Counterparts................................................. 34
      11.11  Assignment................................................... 34
      11.12  Maximum Interest Rate........................................ 34

12.   Definitions......................................................... 35
      12.1   Glossary..................................................... 35
      12.2   Index........................................................ 45

EXHIBIT A           Form of Kirkland & Ellis Opinion
EXHIBIT B           Form of Registration Rights Agreement
EXHIBIT C           Form of Indenture
EXHIBIT D           Form of Sequencing and Amendatory Agreement
EXHIBIT E           Form of Management Rights Letter

        THIS EXCHANGE AND PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of October 31, 1997, by and among Huntway Partners, L.P., a Delaware limited partnership (including its corporate successor, the "COMPANY"), on the one hand, and Lighthouse Investors, L.L.C., a Delaware limited liability company ("LIGHTHOUSE"), B III Capital Partners, L.P., a Delaware limited partnership ("B III"), Contrarian Capital Fund I, L.P., a Delaware limited partnership ("CONTRARIAN I"), Contrarian Capital Fund II, L.P., a Delaware limited partnership ("CONTRARIAN II"), Oppenheimer Horizon Partners, L.P. ("OPPENHEIMER I"), Oppenheimer Institutional Horizon Partners, L.P., ("OPPENHEIMER II"), Oppenheimer International Horizon Fund II, Ltd., ("OPPENHEIMER III"), Oppenheimer & Co., Inc., ("OPPENHEIMER IV"), and The & Trust ("OPPENHEIMER V"), First Plaza Group Trust, ("FIRST PLAZA"), The IBM Retirement Plan Trust ("IBM") (Lighthouse, B III, Contrarian I and Contrarian II are each referred to as an "EXCHANGING PURCHASER"; B III, Oppenheimer I, Oppenheimer II, Oppenheimer III, Oppenheimer IV, Oppenheimer V, Contrarian I, Contrarian II, IBM and First Plaza are each referred to as a "CASH PURCHASER" and each Exchanging Purchaser and Cash Purchaser is referred to as a "PURCHASER"), with reference to the following facts:

        The Exchanging Purchasers have purchased the Senior Notes (Other) and Common Units of the Company listed on the Exchange Schedule (collectively, the "INITIAL SECURITIES") from Bankers Trust Company and Massachusetts Mutual Life Insurance Company (the "INITIAL SECURITIES HOLDERS"). After the conditions in this Agreement are satisfied, the Exchanging Purchasers will deliver the Initial Securities to the Company in exchange for the Notes. The Exchanging Purchasers are relying on the terms and conditions of this Agreement in making their decisions to purchase the Initial Securities and exchange them for the Notes. After the conditions in this Agreement are satisfied, the Cash Purchasers will wire transfer funds to the Company in exchange for the Notes. The Cash Purchasers are relying on the terms and conditions of this Agreement in making their decisions to purchase the Notes.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth in this Agreement, the parties agree as follows:

     1. AUTHORIZATION OF NOTES. The Company will authorize the issuance and sale of $21,750,000 aggregate principal amount of its 9 1/4% Senior Subordinated Secured Convertible Notes due 2007 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to the Indenture) to be substantially in the form of the Notes set forth in an exhibit to the Indenture, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in section 12; references to a "SCHEDULE" or an "EXHIBIT" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

     2. SALE, PURCHASE AND EXCHANGE OF NOTES. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Exchanging Purchaser and each Exchanging Purchaser will purchase from the Company, at the Closing provided for in section 3, Notes in the principal amount set forth next to such Exchanging Purchaser's name under the heading "Principal Amount of Notes to be Issued to Exchanging Purchasers" on the Exchange

Schedule in exchange for all right, title and interest of such Exchanging Purchaser in the Initial Securities listed next to such Purchaser's name under the headings " Common Units of Huntway Partners, L.P." and "Principal Amount Outstanding of 12% Senior Notes (Other)" on the Exchange Schedule. The principal amount of the Notes issued to each Exchanging Purchaser shall equal the amount of cash provided by that Exchanging Purchaser to the Initial Securities Holders for such Initial Securities.

        Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Cash Purchaser and each Cash Purchaser will purchase from the Company, at the Closing provided for in section 3, Notes in the principal amount set forth next to such Purchaser's name on the Cash Payment
Schedule in exchange for funds wire transferred to the Company in the amount set forth next to such Purchaser's name on the Cash Payment Schedule.

        The Company may not sell Notes to any other purchasers without the consent of Three-Fourths in Interest of the Purchasers.

     3. CLOSING. The sale and exchange of the Notes for the Initial Securities with each Purchaser shall take place at the offices of Kirkland & Ellis, 300 South Grand Avenue, Suite 3000, Los Angeles, California, at 10:00 a.m., Los Angeles time, at a closing to occur on the date that this Agreement is executed by the Purchasers and the Company (the "CLOSING"; the date of Closing is the "CLOSING DATE"). The following documents and transactions will occur at the
Closing:

        3.1 DELIVERY OF NOTES. The Company and the Purchasers will deliver the Notes and the consideration therefor as set forth in section 2.

        3.2 OPINION OF COUNSEL. Kirkland & Ellis shall deliver an opinion to the Purchasers in the form of Exhibit A.

        3.3 REGISTRATION RIGHTS AGREEMENT. The Company, the Purchasers, Lindner Growth Fund, Madison Dearborn Partners III and First Chicago Equity Corporation shall enter into a Registration Rights Agreement in the form set forth in Exhibit B (the "REGISTRATION RIGHTS AGREEMENT").

        3.4 INDENTURE. The Company and State Street Bank and Trust Company (the "TRUSTEE") shall enter into the Indenture in the form set forth in Exhibit C (the "INDENTURE").

        3.5 INTERCREDITOR AGREEMENT. The Purchasers shall become parties to the Amended and Restated Intercreditor Agreement, dated as of December 12, 1996, among Bankers Trust Company, as LOC Bank, Fleet National Bank, as indenture trustee under the Collateralized Note Indenture, United States Trust Company of New York, as Collateral Agent, and the financial institutions listed on the signature pages thereof (the "AMENDED INTERCREDITOR AGREEMENT").

        3.6 SEQUENCING AND AMENDATORY AGREEMENT. The Purchasers, the Company and the other parties thereto shall execute and deliver the Sequencing and Amendatory Agreement in the form set forth in Exhibit D (the "SEQUENCING AND AMENDATORY AGREEMENT").

        3.7 LEGAL FEES. The Company shall pay the legal fees and expenses provided for in section 9.

        3.8 MANAGEMENT RIGHTS LETTER. The Company shall deliver the Management Rights Letter to B III in the form attached hereto as Exhibit E (the "MANAGEMENT RIGHTS LETTER").

     4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as specifically referred to in the Disclosure Documents, the Company hereby represents and warrants to the Purchasers as of the date hereof and as of the date of the Closing as follows:

        4.1 ORGANIZATION AND QUALIFICATION. The Company is a limited partnership duly formed, existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to own and operate its properties and assets, to carry on its business as now and heretofore conducted, to issue and sell the Notes, to effect the conversion of the Notes into Huntway Equity Securities and to execute, deliver and carry out the terms of the Related Documents. Each of the Company and each Subsidiary is duly qualified to do business as a foreign limited partnership and is in good standing in each jurisdiction in which the ownership of its properties or the nature of its business make such qualification necessary and where a failure to be so qualified would have a material adverse effect on the business, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole (the "CONDITION OF THE COMPANY").

        4.2 CAPITALIZATION.

        (a) Schedule 4.2 lists each class of outstanding equity securities of the Company and the number of units outstanding for each class as of the date of this Agreement. Except as set forth on Schedule 4.2, the Company has not authorized the issuance of any Huntway Equity Securities that are not outstanding. All such outstanding equity securities were validly issued and have been issued in accordance with the registration or qualification provisions of the 1933 Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Under the Delaware Revised Uniform Limited Partnership Act, limited partners of the Company are not liable for the obligations of the Company except to the extent provided in sections 17-303 and 17-607 thereof.

        (b) Except as set forth in Schedule 4.2 and pursuant to the transactions contemplated by this Agreement, there are not on the date hereof authorized, outstanding or contemplated any subscriptions, options, conversion rights, warrants or other agreements, securities or commitments obligating the Company or any Subsidiary to issue, deliver, sell, or cause to be issued, delivered or sold, any equity securities of the Company or any Subsidiary, or any securities convertible into or exchangeable for equity securities of the Company or any Subsidiary or obligating the Company or any Subsidiary to grant, extend or enter into any such agreement or commitment. Except as set forth in Schedule 4.2 and pursuant to the transactions contemplated by this Agreement, the Company has not granted any rights to any Person to register any of the Company's securities under foreign, federal or state securities laws.

     (c) The Company's Subsidiaries are set forth on Schedule 4.2 hereto. Except as disclosed on Schedule 4.2, the Company owns, directly or indirectly, all of the outstanding equity securities or other evidences of equity ownership of each of its Subsidiaries free of any Lien and said equity securities have been validly issued and are outstanding.

     4.3 EXECUTION AND BINDING EFFECT. The execution and delivery of the Related Documents and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company, except that the Conversion has not yet been authorized. The Related Documents to which the Company is a party have been duly executed and delivered by the Company and the Related Documents to which the Company is a party constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms. The Notes and the Huntway Equity Securities to be delivered on the conversion of the Notes will be free of restrictions on transfer other than under applicable federal and state securities laws and as set forth in the Registration Rights Agreement.

     4.4 AUTHORIZATION AND FILINGS. After giving effect to the Related Documents, except as set forth in Schedule 4.4, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Authority or any other Person is required to be made or obtained by the Company or any Subsidiary in order to execute or deliver the Related Documents or to consummate the transactions contemplated hereby or thereby. The representation and warranty made in the preceding sentence is made in reliance upon the representations and warranties of the Purchasers in section 5. Schedule 4.4 generically lists consents to assignment of certain unnamed agreements and permits with respect to the Conversion. Notwithstanding this generic listing, the Company reasonably believes that it can obtain all such required consents and approvals and that the failure to obtain any or all of such consents and approvals will not materially affect the Conversion or the Condition of the Company following the Conversion.

     4.5 ABSENCE OF CONFLICTS. After giving effect to the Related Documents, neither the execution and delivery of the Related Documents to which it is a party by the Company nor the consummation of the transactions on the part of the Company contemplated hereby or thereby (including, without limitation, the Conversion) nor the Company's performance of or compliance with the terms and conditions related to it in the Related Documents will (a) violate any Law; (b) conflict with or result in a breach or violation of or a default or loss of benefit under or permit the acceleration of any obligation under any provision of the governing documents of the Company or any Subsidiary, or any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or any of their properties is bound, or (c) except as provided in the Amended Intercreditor Agreement or the Collateral Documents, result in the creation or imposition of any Lien on any property or asset of the Company or any Subsidiary, in each case or in the aggregate which would have a material adverse effect on the Condition of the Company (it being understood that as a result of the Conversion the general partners of the Company will, except to the extent provided in the Delaware Revised Uniform Limited Partnership Act, cease to have liability for the obligations of the Company).

     4.6 SECURITY INTEREST. Upon the payment for the Notes, except to the extent provided in or permitted by the Amended Intercreditor Agreement, the Collateral Documents and this Agreement, the Amended Intercreditor Agreement and the Collateral Documents create a valid security interest and lien upon the Collateral securing the payment of all obligations to the holders of the Notes purported to be secured thereby. Subject to the preceding sentence, such security interests are perfected security interests subject to no prior security interests, claims, liens, or encumbrances, except for Permitted Encumbrances and as set forth on Schedule 4.13.

     4.7 SEC FILINGS; FINANCIAL STATEMENTS.

        (a) The Company and each of its Subsidiaries has filed all forms, reports and documents required to be filed with the SEC since January 1, 1997. All such required forms, reports and documents are referred to herein as the "SEC REPORTS." As of their respective dates, the SEC Reports (i) were prepared in accordance with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Closing, the Private Placement Memorandum (only including amendments and supplements provided to the Purchasers prior to the Closing) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports or the Private Placement Memorandum (the "FINANCIALS"), including any SEC Reports filed after the date hereof until the Closing, (x) complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the 1934 Act) and (z) fairly presented in all material respects the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The balance sheet of the Company, including its related notes, contained in the SEC Reports, as of June 30, 1997, is hereinafter referred to as the "BALANCE SHEET." Neither the Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which have, individually or in the aggregate, a material adverse effect on the Condition of the Company, except liabilities (i) provided for in the Balance Sheet, or (ii) incurred since the date of the Balance Sheet in the ordinary course of business. The Company is not aware of any reasonable basis for the assertion against the Company or any Subsidiary of any other debt, duty, liability, obligation or loss contingency other than Liabilities that are not individually or in the aggregate material to the Condition of the Company.

        (c) Except as set forth in the SEC Reports or on the Balance Sheet, neither the Company nor any of its Subsidiaries have outstanding any debt for borrowed money, or obligations or liabilities evidenced by bonds, debentures, notes or other similar instruments or under capital leases other than short-term debt incurred in the ordinary course of business. The Company has not entered into any material guarantees, assumptions and similar agreements and arrangements whereby the Company or any of its Subsidiaries is or may become directly or indirectly liable or responsible for the indebtedness or other obligations of another Person other than the Company or any of its Subsidiaries, except for negotiable instruments endorsed for collection or deposit in the ordinary course of its business, identifying, with respect to each of the respective parties, amounts and maturities.

     4.8 TAXES. The Company and each of its Subsidiaries has filed all material tax returns required to be filed by any of them and has paid (or the Company has paid on its behalf), or has set up an adequate reserve for the payment of, all material taxes required to be paid as shown on such returns and the most recent financial statements contained in the SEC Reports reflect an adequate reserve for all material taxes payable by the Company and its Subsidiaries accrued through the date of such financial statements. Except as reasonably would not be expected to have a material adverse effect on the Condition of the Company, no material deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries.

     4.9 INTELLECTUAL PROPERTY.

        (a) The Company and its Subsidiaries own, or have the right to use, sell or license all intellectual property necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to as the "COMPANY IP RIGHTS") except for any failure to own or have the right to use, sell or license that would not have a material adverse effect on the Condition of the Company.

        (b) After giving effect to the Related Documents, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Conversion) will not constitute a breach of any instrument or agreement governing any Company IP Right, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company IP Right or impair the right of the Company and its Subsidiaries to use, sell or license any Company IP Right or portion thereof, except for any such breach, forfeiture, termination, right of forfeiture or termination or impairment that would not, individually or in the aggregate, result in a material adverse effect on the Condition of the Company.

        (c) (i) Neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by the Company or any of its Subsidiaries violates any license or agreement between the Company or any of its Subsidiaries and any third party or, to the knowledge of the Company, infringes any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP Right, except, with respect to clauses (i) and (ii), for any violation, infringement, claim or litigation that would not have a material adverse effect on the Condition of the Company.

     4.10 COMPLIANCE WITH LAW. The Company is not in violation of any term of its governing documents, as currently in effect, or any Law (including, but not limited to any Environmental Law), which violation, individually or in the aggregate, reasonably would be expected to have a material adverse effect on the Condition of the Company. The Company and its Subsidiaries hold all material licenses, franchises, permits, consents, registrations, certificates and other approvals (including, without limitation, those relating to Environmental Laws and environmental matters, public and worker health and safety, buildings, highways or zoning) (individually, a "LICENSE" and collectively, "LICENSES") required for the conduct of its business as now being conducted, and is operating in substantial compliance therewith, except where the failure to hold any such License or to operate in compliance therewith would not have a material adverse effect on the Condition of the Company. No Release of any Hazardous Materials has occurred for which the Company would be responsible that, individually or in the aggregate, has a reasonably probability of having a material adverse effect on the Condition of the Company. There has been no assertion by any party that the Company is in material violation of any Laws. The Company has all Government Authorizations necessary or appropriate for the conduct of its business, except where the failure to obtain such Government Authorizations would not, individually or in the aggregate, have a material adverse effect on the Condition of the Company. Specifically and without limiting the generality of the foregoing and, except where exceptions, individually or in the aggregate, would not have a material adverse effect on the Condition of the Company:

        (a) Except as permitted under applicable laws and regulations, including, without limitation, the federal Resource Conservation Recovery Act, 42 USC Section 6901 et seq. ("RCRA"), the Company has not accepted, processed, handled, transferred, generated, treated, stored or disposed of any Hazardous Material nor has it accepted, processed, handled, transferred, generated, treated, stored or disposed of asbestos, medical waste, radioactive waste or municipal waste, except in compliance with Environmental Laws.

        (b) During the Company's ownership or leasing of the property owned or leased by it and, to the knowledge of the Company, prior to the Company's ownership or leasing of such property, no Hazardous Material has been disposed of, or otherwise released on any such property.

        (c) Except as set forth on Schedule 4.10, during the Company's ownership or leasing of the property owned or leased by it and, to the knowledge of the Company, prior to the Company's ownership or leasing of such property, no such property has ever been subject to or received any notice of any private, administrative or judicial action, or notice of any intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Material in, under, upon or emanating from any such property or any real property now or previously owned by the Company or any other violation or potential violation of Environmental Law, and the Company does not believe that there is any reasonable basis for any of the foregoing. Except as set forth on Schedule 4.10, there are no pending and, to the best of the Company's knowledge, no threatened investigations, actions or proceedings from any Authority or any other entity involving remediation of any condition of such property, including, without limitation, petroleum contamination, pursuant to Environmental Laws.

        (d) The Company has not knowingly sent, transported or arranged for the transportation or disposal of any Hazardous Material, to any site, location or facility in violation of any Environmental Laws.

     4.11 LITIGATION, ETC. There are no actions, suits, proceedings or investigations pending against the Company or its properties (of which the Company has been served or is aware) before any court or Authority (nor, to the Company's knowledge, is there any written threat thereof), which, either in any case or in the aggregate, reasonably would be expected to have a material adverse effect on the Condition of the Company, and none which questions the validity of or impairs the ability to perform fully on a timely basis any obligation under the Related Documents or any action taken or to be taken in connection herewith. Except as set forth on Schedule 4.11, neither the Company nor any of its Subsidiaries is in violation of, or in default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), any term of its Charter Documents, or of any term of any agreement, instrument, judgment, decree, order, statute, injunction, governmental regulation, rule or ordinance (including, without limitation, those relating to zoning, city planning or similar matters) applicable to the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is bound, or to any properties of the Company or any of its Subsidiaries, except in each case to the extent that such violations or defaults, individually or in the aggregate, could not reasonably be expected to (a) affect the validity of any Related Document, (b) have a material adverse effect on the Condition of the

Company, or (c) impair the ability of the Company to perform fully on a timely basis any material obligation which the Company has or will have under any Related Document to which the Company is a party. None of the transactions contemplated hereby or by the Related Documents (including, without limitation, the Conversion) have been enjoined by any Authority and no suit or other proceeding challenging the transactions contemplated hereby or by the Related Documents (including, without limitation, the Conversion) (of which the Company has been served or is aware) has been instituted or, to the best of the Company's knowledge, threatened, and no investigative demand on the Company related to such transactions has been made by any Authority.

     4.12 NO ADVERSE CHANGE. Except as otherwise permitted by this Agreement or as disclosed on any Schedule hereto, since the date of the Balance Sheet, the Company and its Subsidiaries have operated their businesses diligently and only in the ordinary course of business, and have not:

        (a) incurred any liabilities, other than in the ordinary course of business consistent with past practice;

        (b) suffered any material adverse change in the Condition of the Company;

        (c) sold, encumbered, assigned or transferred any assets or properties of the Company or any Subsidiary, other than for fair value in the ordinary course of business consistent with past practice;

        (d) as of the date of this Agreement, created, incurred, assumed or guaranteed any Indebtedness or subjected any of its assets to any Lien except for Indebtedness or Permitted Encumbrances that are not, individually or in the aggregate, material to the Condition of the Company;

        (e) changed or amended its governing documents in any respect material to the holders of the Notes;

        (f) declared, set aside, paid or made any distributions in cash or property on the Company's equity securities;

        (g) directly or indirectly redeemed, purchased or otherwise acquired any equity securities of the Company or any Subsidiary except for the repurchase of equity securities from employees in an amount not to exceed, in the aggregate, $25,000;

        (h) suffered any resignation or termination of employment of any key officers and, the Company, to the best of its knowledge, does not know of any impending resignation or termination of employment of any such key officers;

        (i) except in the ordinary course of business of the Company and its Subsidiaries, materially increased the compensation payable or to become payable by the Company or any Subsidiary to any of their officers or directors or materially increased any bonus, insurance, pension or other employee benefit plan, payment or arrangement made by the Company or any Subsidiary for or with any such officers or directors;

        (j) materially changed its accounting methods, principles or practices, except as required by concurrent changes in GAAP; or

        (k) entered into any agreement or commitment to do any of the things described in this section 4.12.

     4.13 TITLE TO PROPERTIES; ABSENCE OF ENCUMBRANCES. The Company and the Subsidiaries have good and marketable title to or, in the case of leases and licenses, valid and subsisting leasehold interests or licenses in, all of their properties and assets of whatever kind (whether real or personal, tangible or intangible) free and clear of any Liens, except as set forth in Schedule 4.13, for Permitted Encumbrances or as provided in the Amended Intercreditor Agreement and the Collateral Documents. Schedule 4.13 also lists all material Indebtedness of the Company as of October 15, 1997. All facilities, equipment and other material items of tangible property and assets owned by the Company or any Subsidiary are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable Laws relating to their construction, use and operation, except where such failure, individually or in the aggregate, would not have a material adverse effect on the Condition of the Company. No Person other than the Company or any Subsidiary owns any equipment or other tangible assets or property situated on the premises of the Company or such Subsidiary or necessary to the operation of the business of the Company or such Subsidiary, except for leased items, as to which leases, the Company or such Subsidiary is not in default thereof, except for such assets or property, individually or in the aggregate, that are not material to the Condition of the Company.

     4.14 EMPLOYEE PROGRAMS. Schedule 4.14 sets forth a list of every Employee Program maintained by the Company or any Current Affiliate at any time during the two-year period ending on the Closing Date or with respect to which a liability of the Company or an Affiliate (as defined below) exists. Each Employee Program (other than a Multiemployer Plan) which has been maintained by the Company during the two-year period ending on the Closing Date and which has been intended to qualify under section 401(a) or section 501(c)(9) of the Internal Revenue Code of 1986, as amended (the "CODE"), has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section or the remedial amendment period under section 401(b) of the Code has not yet expired with respect to such Employee Program. To the knowledge of the Company, nothing has occurred that would adversely affect such qualification since the date of such letter or an application for a determination or approval letter has been timely made and to the knowledge of the Company, no reason exists why a favorable determination or approval shall not be granted. Except as set forth on Schedule 4.14, the Company has no knowledge of any failure of any party to comply with any Laws applicable with respect to the Employee Programs that have been maintained by the Company or any Current Affiliate, except where the failure to so comply would not, individually or in the aggregate, have a material adverse effect on the Condition of the Company. No such failure will result from completion of the transactions contemplated hereby (including, without limitation, the Conversion). With respect to any Employee Program ever maintained by the Company or an Affiliate, there has been no "prohibited transaction," as defined in section 406 of ERISA or Code section 4975, or breach of any duty under ERISA or other applicable law or any agreement which in any such case could subject the Company to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending (of which the Company has been served or is aware) or, to the knowledge of the Company, threatened with respect to any such Employee Program (other than a Multiemployer Plan).

     The Company and its Current Affiliates have not incurred any material liability under title IV of ERISA which has not been paid in full prior to the Closing. Neither the Company nor any of its Current Affiliates is liable for any material "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program ever maintained by the Company or any Affiliate and subject to Code section 412 or ERISA section 302. With respect to any Employee Program subject to title IV of ERISA, there has been no (and the transactions contemplated by this Agreement (including, without limitation, the Conversion) will not result in any) (a) "reportable event," within the meaning of ERISA section 4043 or the regulations thereunder (for which the notice requirement is not waived under 29 C.F.R. Part 2615) or (b) other event or condition which presents a material risk of plan termination or any other event that may cause the Company or an Current Affiliate to incur material liability or have a material Lien imposed on its assets under title IV of ERISA. All material payments and/or contributions required to have been made by the Company and its Current Affiliates (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs subject to title IV of ERISA ever maintained by the Company or any Affiliate, for all periods prior to the Closing, have been timely made. Except as described in Schedule 4.14, no Employee Program maintained by the Company or an Affiliate and subject to title IV of ERISA (other than a Multiemployer Plan) has any "unfunded benefit liabilities" within the meaning of ERISA section 4001(a)(18). Neither the Company nor any Affiliate has ever maintained a Multiemployer Plan.

     For purposes of this section:

           (i) "EMPLOYEE PROGRAM" means (A) any employee benefit plan within the meaning of section 3(3) of ERISA and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA, and (B) any stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation arrangements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above, and (C) any trust used to fund benefits under the foregoing maintained by the Company or any Affiliate.

           (ii) An entity is an "AFFILIATE" of the Company if it would have ever been considered a single employer with the Company under ERISA section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA section 302(d)(8)(C); an entity is a "CURRENT AFFILIATE" if it currently would be considered a single employer with the Company under ERISA section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA section 302(d)(8)(C); and each reference to the Company includes its Subsidiaries.

           (iii) An entity "MAINTAINS" an Employee Program if such entity sponsors, contributes to, or provides benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or, in respect of such employees, their spouses, dependents, or beneficiaries).

           (iv) "MULTIEMPLOYER PLAN" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

        4.15 PRIVATE OFFERING. No form of general solicitation or general advertising, including, but not limited to, advertisements, articles, notices or other communications, published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, was used by the Company or any of its Subsidiaries or any of the Company's or such Subsidiary's representatives, or, to the knowledge of the Company, any other authorized Person acting on behalf of the Company or any of its Subsidiaries, in connection with the transactions contemplated by this Agreement, including, without limitation, the purchase of the Initial Securities by the Purchasers. During the six months prior to the Closing, neither the Company, any of its Subsidiaries nor any Person acting on the Company's or such Subsidiary's behalf has directly or indirectly offered the Initial Securities or the Notes, or any part thereof or any other similar securities, for sale to, or sold or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with any Person or Persons other than the Purchasers and other investors who the Company reasonably believed had knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of purchasing the Initial Securities and the Notes. The Company further represents that, assuming the accuracy of the representations of the Purchasers as set forth in section 5 hereof, neither the Company, any of its Subsidiaries nor any authorized Person acting on the Company's or such Subsidiary's behalf has taken or will take any action that would subject the purchase of the Initial Securities by the Purchasers or the issue, sale and exchange of the Notes to the Purchasers to the provisions of section 5 of the 1933 Act. The Company has not sold the Notes to anyone other than the Purchasers. During the six months prior to the Closing, no securities of the same class or series as the securities comprising the Notes have been issued and sold by the Company.

     4.16 DISCLOSURE.

     (a) The historical financial and operating information delivered to the Purchasers has been derived from the consolidated books and records of the Company and its Subsidiaries based upon reasonable methods as to allocations and calculations of such financial information.

     (b) There is no material fact known to the Company which the Company has not disclosed to the Purchasers in writing which has or, insofar as the Company can reasonably foresee, may have or will have a material adverse effect on the Condition of the Company or a material adverse effect on the ability of the Company to perform its obligations under any of the Related Documents or in respect of the Securities or any document contemplated hereby or thereby, including, without limitation, the Conversion.

     4.17 EMPLOYMENT PRACTICES. Except as set forth on Schedule 4.17 hereto, neither the Company nor any of its Subsidiaries is a party to or in the process of negotiating any collective bargaining or labor agreement or union contract. As of the date of this Agreement, there is no (a) charge, complaint or suit pending (of which the Company has been served or is aware) or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries respecting employment, hiring for employment, terminating from employment, employment practices, employment discrimination, terms and conditions of employment, safety, wrongful termination, or wages and hours, (b) unfair labor practice charge or complaint pending (of which the Company has been served or is aware) or, to the knowledge of the Company, threatened against, or decision or order in effect and binding on, the Company or any of its Subsidiaries before or of the National Labor Relations Board, (c) grievance or arbitration proceeding arising out of or under collective bargaining agreements pending (of which the Company has been served or is aware) or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (d) strike, labor dispute, slow-down, work stoppage or other interference with work pending (of which the Company has been served or is aware) or, to the knowledge of the Company, threatened against the Company or its Subsidiaries, or (e) to the knowledge of the Company, union organizing activities or union representation question threatened or existing with respect to any groups of employees of the Company or any of its Subsidiaries, which in the case of (a)-(e) above could be reasonably expected to have a material adverse effect on the Condition of the Company.

     4.18 TRANSACTIONS WITH AFFILIATES. Except as disclosed in the SEC Reports, there are no material transactions, agreements or understandings, existing between or among the Company or any of its Subsidiaries and any of its officers or directors or stockholders or any of their Affiliates of the sort requiring disclosure under Item 404 of Regulation S-K except for standard arrangements related to compensation of such persons as officers or directors.

     4.19 LIMITATION ON SUBSIDIARY PAYMENT RESTRICTIONS. Except as set forth on Schedule 4.19 hereto, neither the Company nor any of its Subsidiaries is subject to any consensual restriction on the ability of any such Subsidiary (a) to pay dividends or make any other distributions on such Subsidiary's equity securities to, or pay any indebtedness owing to, or repurchase or redeem any of such Subsidiary's equity securities from, the Company or any other Subsidiary of the Company, (b) to make any loans or advances to the Company or any other Subsidiary of the Company, or (c) to transfer any of its property or assets to the Company or any other Subsidiary, except for such restrictions existing under or by reasons of (i) the Indenture, the Notes, the Indenture governing the Senior Notes (Other), the Senior Notes (Other), the Letter of Credit Agreement, the IDB Letter of Credit, the Junior Subordinated Debenture Indenture and the Junior Subordinated Debentures, (ii) the Collateral Documents, and (iii) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business and limitations imposed by the terms of Permitted Encumbrances with respect to the assets subject to such Permitted Encumbrances.

     4.20 NO OTHER BUSINESS. The Company is not currently engaged in any material respect in any business other than as described in the SEC Reports.

     4.21 NO MARGIN REGULATION VIOLATION. None of the transactions contemplated by the Related Documents, including, without limitation, the Conversion, will violate or result in a violation of or subject the Purchasers to making any filing under section 7 of the 1934 Act or any regulations issued pursuant thereto, including, without limitation, Regulation G, Regulation T, Regulation X and Regulation U or any other regulation of the Board of Governors of the Federal Reserve System.

     4.22 BROKERS AND FINDERS. Except as set forth on Schedule 4.22, the Company has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by the Related Documents that would be entitled to a broker's, finder's or similar fee or commission in connection therewith.

     4.23 HUNTWAY EQUITY SECURITIES. The Agreement of Limited Partnership of the Company does not limit the number of Common Units of the Company that may be issued. Except for actions required to be taken after the Conversion, which will be taken at the time of Conversion, the Company has taken all requisite action to authorize the issuance of the Huntway Equity Securities issuable on conversion of the Notes. On issuance in accordance with the terms of the Notes such Huntway Equity Securities will be duly and validly issued, fully paid and, after the Conversion, nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under applicable Federal and state securities laws and as provided herein.

     4.24 NO DEFAULT.  No Event of Default has occurred and is continuing.

        4.25 BANKERS TRUST/MASSACHUSETTS MUTUAL ACTIONS. No Initial Securities Holder has engaged in any act or conduct or made any omission that would affect the Purchasers' rights or obligations as the holder of any Securities or any other claims against the Company nor will a Purchaser have any obligation to the Initial Securities Holders with respect to the transactions contemplated hereby as a result of any understanding or agreement between the Company and any Initial Securities Holder.

     5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. This Agreement is made with each Purchaser in reliance upon the Purchaser's representations and warranties to the Company, which by the Purchaser's acceptance hereof the Purchaser represents and warrants severally as to itself, but not jointly as to any other Purchaser, that:

        5.1 INVESTMENT INTENT. The Purchaser is acquiring the Notes and the Huntway Equity Securities issuable upon conversion of the Notes (collectively, "SECURITIES") pursuant to this Agreement with the Purchaser's own funds for the Purchaser's own account and not as a nominee or agent. Except as provided herein, the Purchaser is not obligated to transfer any Securities to anyone else nor does the Purchaser have any agreements or understandings to do so.
The Purchaser is purchasing the Securities for investment for an indefinite period and not with a view to the sale or distribution of any Securities, by public or private sale or other disposition except in compliance with the 1933 Act and applicable state securities laws, and the Purchaser has no intention of selling, granting any participation in or otherwise distributing or disposing of any Securities, except in compliance with the 1933 Act and applicable state securities laws. The Purchaser does not intend to subdivide the Purchaser's purchase of Securities with anyone. Notwithstanding the foregoing, the Purchaser's right to sell or otherwise dispose of all or any part of the Securities purchased by the Purchaser pursuant to an effective registration statement under the 1933 Act or under an exemption available from such registration available under the 1933 Act (including, without limitation, any exemption available with respect to a distribution to its members) shall not be prejudiced.

        5.2 NO PUBLIC OFFERING. The Purchaser is able to bear the economic risk of the Purchaser's investment in the Securities. The Purchaser is aware that the Purchaser must be prepared to hold the Securities for an indefinite period and that the Securities have not been registered under the 1933 Act or registered or qualified under any state securities law, on the ground, among others, that no distribution or public offering of Securities is to be effected and Securities are being issued by the Company without any public offering within the meaning of section 4(2) of the 1933 Act. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with its management. The Purchaser is not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any solicitation of a subscription by a Person not previously known to the Purchaser in connection with investments in securities generally.

        5.3 CERTIFICATES TO BE LEGENDED. The Purchaser understands that each Security will bear a legend on the face thereof (or on the reverse thereof with a reference to such legend on the face thereof) required by the SEC or a state securities commission unless counsel for the Purchaser and counsel for the Company determine that the Company is able to rely on the exemption from registration of the transactions contemplated hereby set forth in section 3(a)(9) of the 1933 Act.

     5.4 SECURITIES WILL BE "RESTRICTED SECURITIES". The Purchaser understands that unless counsel for the Purchaser and counsel for the Company determine that the Company is able to rely on the exemption from registration of the transactions contemplated hereby set forth in section 3(a)(9) of the 1933 Act, the Securities will be "restricted securities" as that term is defined in Rule 144 under the 1933 Act and, accordingly, that the Securities must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available.

     5.5 ACCREDITED INVESTOR. The Purchaser has been advised or is aware of the provisions of Regulation D under the 1933 Act relating to the accreditation of investors, and the Purchaser is an "accredited investor" as defined in Regulation D under the 1933 Act. Schedule 5.5 sets forth the provision of Rule 501(a) on which the Purchaser is relying to meet the definition of accredited investor.

     5.6 SOPHISTICATION OF THE PURCHASER. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the Purchaser's investment contemplated by this Agreement and has the capacity to protect the Purchaser's own interests.

     5.7 BROKERS' FEES. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

     5.8 TITLE REPRESENTATION. The Purchaser has entered into a securities purchase agreement with the Initial Securities Holders, a copy of which has been provided to the Company, with respect to the Initial Securities. Except as set forth in the next sentence, the Purchaser does not make any representations or warranties regarding the title to the Initial Securities or the absence of any Liens thereon. Notwithstanding the foregoing, the Purchaser has not taken any action that would adversely affect its title to or create any Lien on the Initial Securities.

     5.9 EXISTING OWNERSHIP. Prior to the Closing, the Purchaser does not own 5% or more of the outstanding Common Units of the Company.

     5.10 INSIDER TRADING. The Purchaser acknowledges that the Company is an issuer with securities registered pursuant to the 1934 Act and that the Purchaser's disclosure of nonpublic information regarding the Company or any Subsidiary or the Purchaser's trading in the securities of the Company while in possession of such information may, depending on the facts and circumstances, subject the Purchaser to liability under the 1934 Act.

     6. COVENANTS.  The Company hereby covenants as follows:

        6.1 NOTICE. The Company shall promptly give written notice to the Purchasers of:

        (a) any change in the location of any place of business of the Company or any Subsidiary or of the establishment of any new, or the discontinuation of any existing, place of business;

        (b) the declaration, setting aside or payment of any dividends (after the Conversion) or other distributions in cash or property on the Company's equity securities;

        (c) any event that would cause section 4.12 to be inaccurate in any material respect at any time after the date of this Agreement; and

        (d) entering into or committing to enter into any transaction that is material to the Condition of the Company, other than in the ordinary course of its business.

        6.2 ACCESS. The Company shall permit the Purchasers or such other persons as the Purchasers may designate to visit and inspect any of the properties of the Company and its Subsidiaries, to examine its books and records and take copies and excerpts therefrom and to discuss its affairs with their officers, employees and independent accountants during normal working hours on Business Days following reasonable notice. Any such Person provided access shall be required to sign a confidentiality agreement containing such terms as are reasonable and customary.

        6.3 INDEBTEDNESS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

           (a) the Company may become and remain liable with respect to the Letter of Credit Agreement and the IDB Letter of Credit;

           (b) the Company may become and remain liable with respect to the Senior Notes (Other), the Senior Notes (Sunbelt IDB) and the Junior Subordinated Debentures;

           (c) the Company and its Subsidiaries may become and remain liable with respect to the Notes;

           (d) the Company and its Subsidiaries may become and remain liable with respect to additional letters of credit issued to support crude oil purchases and exchanges; provided that the crude oil or other asset so acquired shall be included in the Collateral; and provided further that each such letter of credit shall state that the issuer of such letter of credit has no Lien on any assets of the Company or its Subsidiaries except for cash collateral, if any, relating to such letter of credit;

                (e) the Company and its Subsidiaries may become and remain liable with respect to hedging agreements relating to the price of crude oil;

                (f) Sunbelt may remain liable with respect to the Sunbelt Bonds;

                (g) the Company may become liable with respect to Capital Leases to the extent otherwise permitted hereunder;

                (h) the Company may become and remain liable with respect to Indebtedness reflected on the financial statements of the Company included in the Company's Form 10-Q for the six months ended June 30, 1997;

                (i) the acquisition of supplies or inventory on normal trade credit in the ordinary course of the business of the Company and its Subsidiaries;

                (j) Indebtedness incurred on commercially reasonable terms to purchase or lease equipment at its fair market value in the ordinary course of the business of the Company and its Subsidiaries; and

                (k) in addition to Indebtedness permitted by clauses (a) through (j) above, the Company and its Subsidiaries may become and remain liable with respect to Indebtedness in an amount not to exceed $500,000 in the aggregate at any one time.

                (l) extensions, renewals and replacements of any of the foregoing Indebtedness; provided, however, (i) any such extension, renewal or replacement obligation shall be on terms at least as favorable to the Company or its Subsidiaries as the obligation being extended, renewed or replaced, and
(ii) the amount so extended, renewed or replaced shall be in an amount not greater than the amount of the obligation extended, renewed or replaced.

     6.4 COMPLIANCE WITH LAWS. The Company and each Subsidiary shall comply in all material respects with all Laws to which they or their properties or assets are or may become subject.

     6.5 RESTRICTIONS ON DIVIDENDS AND OTHER PAYMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution on Shares (as defined below) to holders of such Shares, (b) purchase, redeem or otherwise acquire or retire for value any Shares or any warrants, rights or options to purchase or acquire Shares, except for Shares or options to acquire Shares owned by employees or former employees of the Company that do not exceed 400,000 shares in the aggregate (as such number is equitably adjusted for Share splits, combination and dividends paid in Shares, subsequent to the date of this Agreement) pursuant to arrangements approved by

Huntway Managing General Partner or the Board of Directors of the Company; or
(c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or schedule sinking fund payment, any Indebtedness of the Company or its Subsidiaries that is subordinate or junior in right of payment to the Notes.

     6.6 FINANCIAL STATEMENTS AND OTHER DELIVERY REQUIREMENTS. The Company shall deliver the following to the Purchasers:

        (a) promptly upon receipt thereof, copies of all reports submitted to the Company or its Subsidiaries by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Company and its Subsidiaries made by such accountants, including, without limitation, the management letter submitted by such accountants in connection with their annual audit;

        (b) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements, if any, sent or made available generally by the Company to its security holders or generally by any Subsidiary of the Company to its security holders other than the Company or another Subsidiary, of all regular and periodic reports (including, Forms 10-Q, 10-K and 8-K), all registration statements and prospectuses (other than Form S-8), if any, and all other information and documents filed by the Company or any of its Subsidiaries with any securities exchange or with the SEC or any governmental authority succeeding to any of its functions, and of all press releases and other statements made available generally by the Company or any Subsidiary of the Company to the public concerning material developments in the business of the Company and its Subsidiaries;

        (c) promptly upon any executive officer of the Company obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Potential Event of Default, (ii) that any Person has given any notice to the Company or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in section 6.01(5) of the Indenture, (iii) of a material adverse change in the Condition of the Company, or (iv) that any holder of a material Lien has given any notice to the Company or any Subsidiary of the Company or taken any other action with respect to such material Lien intended to result in the foreclosure or enforcement of such material Lien against the assets of the Company or any Subsidiary, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, or event or condition, and what action the Company or such Subsidiary, as the case may be, has taken, is taking and proposes to take with respect thereto;

     (d) promptly upon any executive officer of the Company obtaining knowledge of (i) the institution of, or threat of, any material action, suit, proceeding, governmental investigation or arbitration against or materially and adversely affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries, which constitutes a claim with a reasonable likelihood of success and which has not previously been disclosed by the Company to the Purchasers, or (ii) any material development in any such action, suit, proceeding, governmental investigation or arbitration not previously disclosed to the Purchasers, the Company shall promptly given notice thereof to the Purchasers and provide such other information as may be reasonably available to the Company to enable the Purchasers and their counsel to evaluate such matters;

        (e) with reasonable promptness, such other information and data with respect to the Company or its Subsidiaries as from time to time may be reasonably requested by a Purchaser; and

        (f) together with each delivery of each quarterly report on Form 10-Q and annual report on Form 10-K, (i) an Officers' Certificate stating that the signers have reviewed the terms of this Agreement, the Indenture and the Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto; and (ii) an Officer's Certificate demonstrating in reasonable detail compliance at the end of each applicable accounting period with the restriction contained in section 6.9.

        6.7 RESTRICTIONS ON ACQUISITION OF SUBSIDIARIES. The Company will not, nor will it permit any Subsidiary to, acquire or form any Subsidiaries without the express prior written consent of Three-Fourths in Interest of the Purchasers, which consent shall not be unreasonably withheld; provided that in all cases the Purchasers and the other holders of the Notes (and the other parties secured by Liens under the Amended Intercreditor Agreement and the Collateral Documents) shall obtain a Lien under the Amended Intercreditor Agreement and the Collateral Documents with respect to the stock and assets of such Subsidiaries.

        6.8 TRANSACTIONS WITH PARTNERS AND AFFILIATES. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of the Huntway Equity Securities, or with an Affiliate of the Company or of any such holder, on terms that are less favorable to the Company or that Subsidiary, as the case may be, than those which might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) transactions with a partner or its Affiliate pursuant to or permitted by the relevant agreement of limited partnership; (ii) any transaction between the Company and any of its wholly-owned Subsidiaries or between any of the Company's wholly-owned Subsidiaries or any transaction with a Person who holds Huntway Equity Securities received under the Plan or the agreements executed in connection with the Plan; (iii)

Share acquisitions or retirements permitted by section 6.5(b); or (iv) employment arrangements entered into by the Company in the ordinary course of its business.

        6.9 FINANCIAL COVENANTS. The Company will not permit Consolidated EBITDA as of the last day of each quarter for the four consecutive quarter period ended on such day to be less than $3,000,000.

        6.10 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. The Company will not, nor will it permit any Subsidiary to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person, except (a) extensions of trade credit in the ordinary course of business and investments in Cash Equivalents; (b) advances to employees in the ordinary course of business which shall not exceed $5,000 to any single employee and $25,000 in the aggregate to all employees at any time outstanding; and (c) hedging transactions relating to crude oil purchases otherwise permitted hereunder.

        6.11 LIMITATION ON CONSOLIDATED CAPITAL EXPENDITURES. The Company will not, and will not permit any of its Subsidiaries to make Consolidated Capital Expenditures, except Consolidated Capital Expenditures in an amount not in excess of $3,000,000 during each calendar year. With respect to the capital expenditure limitations set forth above, the Purchasers will discuss with the Company any necessary increases to the permitted level of capital expenditures as a result of presently unanticipated remedial actions required by regulation or law.

        6.12 FUNDAMENTAL CHANGES ONLY ON CERTAIN TERMS. The Company will not, and will not permit any of its Subsidiaries to, (i) amend the Huntway Partnership Agreement or the Sunbelt Partnership Agreement other than to add additional limited partners or general partners pursuant to the terms thereof, alter the obligations of the Huntway General Partners under the Huntway Partnership Agreement or the Sunbelt General Partner under the Sunbelt Partnership Agreement, allow the Huntway Managing General Partner or the Special General Partner to withdraw from the Huntway Partnership Agreement or the related partnership or to sell or otherwise transfer any of their partnership interests in the Company to any Person such that they cease to be the sole Huntway General Partners (except pursuant to the Conversion), prior to the Conversion allow Reprise to withdraw from either the Huntway Managing General Partner partnership or the Special General Partner partnership, prior to the Conversion add any Person as a general partner to the Huntway Managing General Partner partnership or the Special General Partner partnership or allow the Company to withdraw from the Sunbelt partnership or to sell or otherwise transfer any of its Sunbelt partnership interests to any Person such that the Company ceases to be the Sunbelt Managing General Partner, or add any person as a general partner such that the Company ceases to be the Sunbelt Managing General Partner, without, in each case, the express prior written consent of Three-Fourths in Interest of the Purchasers; provided, however, that the Company or any of its Subsidiaries may alter the existence of the limited partners of the Company in accordance with the provisions of the Huntway Partnership Agreement and that Sunbelt may alter the existence of the limited partners of Sunbelt in accordance with the provisions of Articles V and VI of the Sunbelt Partnership Agreement, or (ii) enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or rights related thereto, property (whether leased or owned in fee) or fixed assets outside of the ordinary course of business consistent with past practices, whether now owned or hereafter acquired or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person except:

        (a) the Company may transfer its Sunbelt partnership interests or Sunbelt may transfer its interest in the underlying assets of Sunbelt if it receives at least the fair market value of such transferred interests or assets;

        (b) any Subsidiary of the Company may be merged or consolidated with or into the Company or any of its wholly-owned Subsidiaries, or be liquidated, wound up or dissolved, or all or substantially all of its business, property or assets may be conveyed, sold, leased, exchanged, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Company or any wholly-owned Subsidiary of the Company; provided that, in the case of such a merger or consolidation, the Company or such wholly-owned Subsidiary shall be the continuing and surviving corporation;

        (c) the Company and its Subsidiaries may sell or otherwise dispose of any of their other assets outside of the ordinary course of business; provided that (i) any such sale or other disposition is made for at least the fair market value of such assets; and (ii) the fair market value of assets sold in any transaction or transactions otherwise permitted by this section 6.12(c) shall not exceed $250,000 in the aggregate in any calendar year (except as permitted in section 6.12(a) above);

        (d) the Company may effect the Conversion; and

        (e) the Company may merge or be consolidated with or transfer substantially all of its business, property and assets to a corporation (for example, on the Conversion); provided that (i) such corporation has at the time of such merger, consolidation or transfer no liabilities other than those transferred to it by the Company, (ii) on or before such merger, consolidation or transfer, such corporation shall assume all obligations of the Company hereunder and under the Collateral Documents (as "COLLATERAL DOCUMENTS" is defined in the Amended Intercreditor Agreement).

     Upon any consolidation or merger of the Company or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with this section 6.12, the successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the

Company under this Exchange Agreement with the same effect as if such successor person had been named as the Company herein.

        6.13 CONTINGENT OBLIGATIONS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation with respect to the Collateral, except:

              (a) guarantees resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

              (b) the Company and its Subsidiaries may become liable with respect to Contingent Obligations in an aggregate amount not in excess of $250,000 outstanding at any one time;

              (c) the Company and its Subsidiaries may become and remain liable with respect to additional letters of credit permitted under section 6.3(d);

              (d) the Company and its Subsidiaries may become and remain liable with respect to hedging agreements relating to the price of crude oil;

              (e) the Company may become and remain liable with respect to its guarantee of letters of credit issued on behalf of Sunbelt under the IDB Letter of Credit and other obligations solely as a result of the Company being the general partner of Sunbelt; and

              (f) obligations arising under the Letter of Credit Agreement.

     6.14 ENVIRONMENTAL COVENANTS.

              (a) The Company shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws in all material respects.

              (b) The Company agrees that a Purchaser owning Notes with a principal amount of at least $3.5 million may, from time to time and in its sole and absolute discretion, upon obtaining knowledge of a Release of Hazardous Materials or any violation of any Environmental Laws which has a reasonable possibility of creating a material liability to the Company or materially adversely impacting the value of any real property owned, operated or used by the Company, retain, at the Company's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for the Company and to conduct its own investigation of any Facility currently owned, leased, operated or used by the Company or any of its Subsidiaries, and the Company agrees to use its reasonable best efforts (best efforts need not include the payment of money or other consideration) to obtain permission for such professional consultant to conduct its own investigation of any Facility previously owned, leased, operated or used by the Company or any of its Subsidiaries. The Company hereby grants to each Purchaser and its agents, employees, consultants and contractors, the right to enter into the Facilities currently owned, leased, operated or used by the Company or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by the Company and the Purchaser, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Any report of any investigation conducted at the request of a Purchaser pursuant to this section 6.14(b) will be obtained and shall be used by a Purchaser for that Purchaser's internal business purposes, to monitor compliance with this Agreement and to protect a Purchaser's security interests under the Collateral Documents. A copy of any such report shall be delivered to the Company with the understanding that the Company acknowledges and agrees that (i) it will indemnify and hold harmless the Purchasers from any costs, losses or liabilities relating to the Company's use of or reliance on such report, (ii) the Purchasers do not make any representation or warranty with respect to such report, and (iii) by delivering such report to the Company, the Purchasers are not requiring or recommending the implementation of any suggestions or recommendations contained in such report.

     (c) The Company shall promptly advise the Purchasers in writing and in reasonable detail of (i) any Release of any Hazardous Materials required to be reported to any Authority under any applicable Environmental Laws that has a reasonable probability of giving rise to a material adverse effect on the Condition of the Company, (ii) any and all written communications with respect to any Environmental Claim that has a reasonable probability of giving rise to a material adverse effect on the Condition of the Company or with respect to any Release of Hazardous Materials required to be reported to any Authority that has a reasonable probability of giving rise to a material adverse effect on the Condition of the Company, (iii) any remedial action taken by the Company or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable probability of resulting in an Environmental Claim having a material adverse effect on the Condition of the Company, or (y) any Environmental Claim that has a reasonable probability of having a material adverse effect on the Condition of the Company, (iv) the Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that has a reasonable probability of causing such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any written request for information from any Authority relating to the Company's or any of its Subsidiaries' potential responsibility for a Release of Hazardous Materials.

     (d) The Company shall promptly notify the Trustee and the Purchasers of
(i) any proposed acquisition of stock, assets, or property by the Company or any of its Subsidiaries that could reasonably be expected to expose the Company or any of its Subsidiaries to, or result in, Environmental Claims that could have a material adverse effect on the Condition of the Company or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by the Company or any of its Subsidiaries and (ii) any proposed action to be taken by the Company or any of its Subsidiaries to commence new and substantially different manufacturing, industrial or other operations that could reasonably be expected to subject the Company or any of its Subsidiaries to additional laws, rules or regulations, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

        (e) The Company shall, at its own expense, provide copies of such documents or information as the Purchasers may reasonably request in relation to any matters disclosed pursuant to this section 6.14.

        (f) The Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary investigatory and remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations in all material respects. In the event the Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, the Company or such Subsidiary shall conduct and complete such remedial action in a timely manner in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities, in each case in all material respects, except when, and only to the extent that, the Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith by the Company or such Subsidiary.

     6.15 LETTER OF CREDIT AGREEMENT. The Company will not, without the consent of Three-Fourths in Interest of the Purchasers, amend the Letter of Credit Agreement or the IDB Letter of Credit or any replacement for it if any such amendment would shorten the term of, or increase or decrease the amount of credit under, the Letter of Credit Agreement or the IDB Letter of Credit or such replacement, except that (i) the Company may separate the Letters of Credit issued under the Letter of Credit Agreement from the IDB Letter of Credit and (ii) the Company may increase the amount outstanding under the Letter of Credit Agreement, exclusive of the IDB Letter of Credit, to not more than $22,000,000.

     6.16 DIRECTORS. The Company shall use its best efforts to nominate and cause to be elected as a director of the Company one individual selected by B III and one individual selected by Lighthouse at all times after the Conversion. This covenant shall expire with respect to B III or Lighthouse when such Purchaser no longer owns Notes with a principal amount of at least $3.5 million or shares of Common Stock issued on conversion of Notes that had a principal amount of at least $3.5 million or a combination of the two.

     6.17 RIGHT OF FIRST OFFER.

        (a) Subject to the terms and conditions specified in this section 6.17, the Company hereby grants to each Purchaser a right of first offer with respect to future sales by the Company of its Shares (as defined below) for cash. For purposes of this section 6.17, the Purchaser includes any general partners, managers and affiliates of a Purchaser. The Purchaser shall be entitled to apportion the right of first offer hereby granted it among itself and its partners, members and affiliates in such proportions as it deems appropriate.

        (b) Each time the Company proposes to offer for cash any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock, including without limitation the Common Units of the Company if the Company is a partnership and the Common Stock of the Company if the Company is a corporation ("SHARES"), the Company shall first make an offering of such Shares to each Purchaser in accordance with the following provisions:

        The Company shall deliver a notice by certified mail ("NOTICE") to the Purchasers stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

        (c) By written notification received by the Company, within 20 calendar days after giving of the Notice, each Purchaser may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares or units of Huntway Equity Securities issued to that Purchaser upon conversion of the Notes acquired by that Purchaser pursuant to this Agreement and then held by that Purchaser and/or issuable upon conversion of such Notes then held by that Purchaser bears to the total number of shares or units of Huntway Equity Securities of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

        (d) If all Shares which a Purchaser is entitled to obtain pursuant to section 6.17(b) are not elected to be obtained as provided in section 6.17(c), the Company may, during the 45-day period following the expiration of the period provided in section 6.17(c), offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Purchaser in accordance herewith.

        (e) The right of first offer in this section 6.17 shall not be applicable (i) to the issuance or sale of Huntway Equity Securities (or options therefor) to employees for the primary purpose of soliciting or retaining their employment or compensating them, provided that each such issuance, sale or option grant is approved by the Company's Board of Directors (or the Huntway Managing General Partner, if prior to the Conversion), (ii) the issuance of securities pursuant to the Conversion or exercise of convertible or exercisable securities, (iii) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise or (iv) the issuance of stock warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing purposes and are approved by the Company's Board of Directors (or the Huntway Managing General Partner, if prior to the Conversion).

        (f) The Company shall not be required to comply with this section 6.17 with respect to any offer or sale that it reasonably believes would cause a violation of section 5 of the 1933 Act and equivalent provisions under applicable state securities laws.

     6.18 CONVERSION TO CORPORATION. The Company agrees to use its best efforts to convert to a corporation organized in the United States (the "CONVERSION") on or before March 31, 1998. If the Company has not converted to corporation by March 31, 1998, it shall not be considered an Event of Default, but the interest rate on the Notes shall automatically be increased to 12% for the period of time thereafter that the Company is not such a corporation, without any notice being required to be made to the Company. The Conversion shall be effected so that the exchange of Securities held by the Purchaser for Securities of the corporation pursuant to that Conversion shall be exempt from the provisions of section 16(b) of the 1934 Act pursuant to Rule 16b-7 thereunder (subject to Rule 16b-7(c)) and from the provisions of section 203 of the Delaware General Corporation Law (or any similar provision of the Laws of the jurisdiction where the corporation is organized.

     6.19 SURVIVAL OF COVENANTS. The covenants contained in this section 6 shall be in addition to any covenants contained in the Indenture. They shall only be rights of a Purchaser and only for as long as that Purchaser owns at least $3.5 million principal amount of the Notes issued to it. The rights under this section 6 are not assignable to any Person, including, without limitation, any member of the Purchaser.

     6.20 PAYMENT OF NOTES. The Company shall pay the principal of, and premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Holders must surrender their Notes to the Company to collect principal payments. Principle, premium, or interest shall be considered paid on the date due if, by 2:00 p.m. Eastern Time on such date, the Company shall have executed wire transfers in immediately available funds designated for and sufficient to pay such principal, premium or interest. To the extent lawful, the Company shall pay interest on overdue principal, premium and interest (without regard to any applicable grace period) at a rate equal to 1.0% per annum in excess of the then applicable interest rate on the Notes, compounded semiannually.

     6.21 STAY, EXTENSION AND USURY LAWS. The Company covenants (to the extent that is may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury Law wherever enacted, now or at anytime hereafter in force, that might affect the covenants or the performance of its obligations under the Related Documents; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such Laws, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Purchasers pursuant to this Agreement, but will suffer and permit the execution or every such power as though no such law has been enacted.

        6.22 INTEREST. In addition to any interest owing under the Notes, on June 30, 1998, the Company shall pay to each Purchaser an amount equal to interest that would have been earned on the Notes purchased by the Purchaser for the period from October 1, 1997, to the Closing Date as if it had been outstanding during that period, without interest.

     7. CONFIDENTIALITY.  Each Purchaser agrees with the Company as follows:

        In connection with each Purchaser's consideration of the transactions contemplated by this Agreement the Company has disclosed, and as a result of compliance with the terms of this Agreement, the Management Rights Letter and/or the Indenture the Company may disclose, information to the Purchaser (all hereinafter "Information"). Each Purchaser agrees that it shall use its reasonable efforts to maintain the confidence of all Information disclosed to it, except that (i) the Purchaser may disclose any Information to any Person with whom the Purchaser is discussing a potential sale of any Securities, provided that such Person executes a confidentiality agreement substantially similar to this paragraph in favor of the Company and (ii) to the extent that the Purchaser is requested or required (by deposition, interrogatories, subpoena or otherwise) as part of an action, suit, proceeding or investigation by or before any court or Authority. Notwithstanding the foregoing, "Information" excludes any of the foregoing that has entered the public domain through no fault of the Purchaser, that an authorized executive officer of the Company has authorized for public dissemination, that was known to or possessed by the Purchaser prior to its discussion with the Company of the transactions contemplated in this Agreement and other than through disclosure or delivery by the Company, or that was learned or obtained by the Purchaser from sources having no duty of confidentiality to the Company. A Purchaser may decline to receive Information by providing written notice to the Company.

     8. EVENTS OF DEFAULT AND REMEDIES.

        8.1 EVENTS OF DEFAULT. In addition to the Events of Default provided for in the Indenture, any one or more of the following shall constitute an "EVENT OF DEFAULT":

        (a) the Company fails to pay any principal owed under the Notes owned by the Purchasers when due or fails to pay any interest owed under the Notes owned by the Purchasers within five (5) days after such interest payment is due;

        (b) the Company fails to observe or perform any covenant, condition or agreement in any of this Agreement, the Notes or the Indenture as in effect from time to time, which is not remedied within 30 days after a Purchaser notifies the Company that such failure has occurred; provided that such 30 day period shall be reduced by the number of days in excess of 10 days that any senior officer of the Company knew of such failure, but shall in no event be reduced to less than 20 days;

        (c) any representation or warranty made by the Company in this Agreement shall prove to have been false, incorrect, incomplete or misleading in any material respect when made or deemed made, such representation or warranty continues to be material and the Company shall fail to correct the fact or circumstance which made such representation or warranty false, incorrect, incomplete or misleading within 30 days after a Purchaser notifies the Company of such misrepresentation; provided that such 30 day period shall be reduced by the number of days in excess of 10 days that any senior officer knew the information that caused such representation or warranty to be false, incorrect, incomplete or misleading in such material respect, but shall in no event be reduced to less than 20 days;


        8.2 ACCELERATION. If any one or more of the foregoing Events of Default occur, in addition to the rights that the Purchasers shall have under the Indenture on the occurrence of an Event of Default as defined in the Indenture, the Purchasers shall be able to accelerate payment under the Notes as follows:

        (a) If an Event of Default occurs and is continuing (other than an Event of Default under section 8.1(a)) , the holders of at least 25% in principal amount of the then outstanding Notes owned by the Purchasers (which represents an aggregate principal amount of at least $3.5 million) may declare all outstanding Notes held by such holder to be due and payable immediately and, upon such declaration, the principal amount of, and premium, if any, and any accrued and unpaid interest on, all such Notes, to the date of payment shall be due and payable immediately.

        (b) The holder of a majority in aggregate principal amount of the then outstanding Notes owned by the Purchasers by notice to the Company may rescind any declaration of acceleration of such Notes under section 8.2(a) and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) if all existing Defaults and Events of Default (other than the nonpayment of principal of, or premium, if any, or interest on, the Notes which shall have become due by such declaration) shall have been cured or waived, and
(iii) the Company has delivered to the holders an Officers' Certificate to the effect of clauses (i) and (ii) above.

     9. EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, the Company will pay the reasonable fees and expenses of Shartsis, Friese & Ginsburg LLP up to $90,000 (or such greater amount that the Company agrees is reasonable under the circumstances) and Goodwin, Proctor & Hoar up to $20,000 (or such greater amount that the Company agrees is reasonable under the circumstances), special counsel to the Purchasers, in connection with the preparation, negotiation and execution of the Related Documents and the reasonable costs of perfecting the Purchasers' security interest in the Collateral.

     10. INDEMNIFICATION.

        10.1 INDEMNITY BY THE COMPANY. The Company covenants and agrees that it will indemnify and hold harmless each Purchaser, and its members, managers, shareholders, partners, officers, directors, employees, affiliates and agents and their respective successors and assigns (collectively the "INDEMNITEES"), from and after the date of this Agreement, against any and all losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs, expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) and expenditures, including, without limitation, any "Environmental Site Losses" (as defined below) identified by an Indemnitee in a Claims Notice (as defined below) or asserted by an Indemnitee in litigation commenced against the Company, with respect to each of the following contingencies (all, the "INDEMNITY EVENTS"):

           (a) Any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of the Company pursuant to the terms of this Agreement or any misrepresentation in or omission from any Exhibit, Schedule, list, certificate, or other instrument furnished or to be furnished by the Company to any Purchaser pursuant to the terms of this Agreement, regardless of whether, in the case of a breach of a representation or a warranty, a Purchaser relied on the truth of such representation or warranty or had any knowledge of any breach thereof.

           (b) The design, development, construction or operation of, or transportation of waste materials for treatment or disposal at, any Facility or any other "Environmental Site" as hereinafter defined, or the installation or operation of an underground storage tank at a Facility or Environmental Site. As used in this Agreement, "ENVIRONMENTAL SITE" shall mean any Facility, any underground storage tank and any other waste storage, processing, treatment or disposal facility, and any other business site or any other real property, owned, leased, controlled or operated by the Company or by any predecessor thereof, provided however, as to activities of such predecessors, only to the extent that the Company had knowledge of such activities. As used in this Agreement, "ENVIRONMENTAL SITE LOSSES" shall mean any and all losses, damages (including exemplary damages and penalties), liabilities, claims, deficiencies, costs, expenses, and expenditures (including, without limitation, expenses in connection with site evaluations, risk assessments and feasibility studies) arising out of or required by an interim or final judicial or administrative decree, judgment, injunction, mandate, interim or final permit condition or restriction, cease and desist order, abatement order, compliance order, consent order, clean-up order, exhumation order, reclamation order or any other remedial action that is required to be undertaken under federal, state or local law in respect of operating activities on or affecting any Facility, any underground storage tank at a Facility or Environmental Site or any other Environmental Site, including, but not limited to (x) any actual or alleged violation of any law or regulation respecting the protection of the environment, including, but not limited to, RCRA or any other Environmental Law and (y) any remedies or violations, whether by a private or public action, alleged or sought to be assessed as a consequence, directly or indirectly, of any Release of Hazardous Materials from any Facility, any underground storage tank at a Facility or Environmental Site or any other Environmental

Site resulting from activities thereat, whether such Release is into the air, water (including groundwater) or land and whether such Release arose before, during or after the Closing.

            (c) All actions, suits, proceedings, demands, assessments, adjustments, costs and expenses incident to any of the foregoing or in connection with the enforcement of rights hereunder.

     10.2 NOTICE OF INDEMNITY CLAIM.

            (a) In the event that any claim ("CLAIM") is hereafter asserted against or arises with respect to any Indemnitee as to which such Indemnitee may be entitled to indemnification hereunder, the Indemnitee shall notify the Company in writing (the "CLAIMS NOTICE") of (i) receipt of written notice of commencement of any third party litigation against such Indemnitee, within 10 days after receipt of such written notice, or (ii) receipt by such Indemnitee of written notice of any other third party claim pursuant to an invoice, notice of claim or assessment, against such Indemnitee, within 30 days after receipt of such written notice. The Claims Notice shall describe the Claim and the specific facts and circumstances in reasonable detail, and shall indicate the amount, if known, or an estimate, if possible, of the losses that have been or may be incurred or suffered by the Indemnitee. The failure to timely notify the Company in accordance with this section 10.2(a) shall not relieve the Company from the obligation to indemnify hereunder, except to the extent that the Company establishes by competent evidence that it has been prejudiced thereby.

            (b) If, within 30 days of the Company's receipt of a Claims Notice, the Company shall not have notified the Indemnitee of its election to assume the defense, the Indemnitee shall have the right to assume control of the defense and/or compromise of such Claim, and the costs and expenses of such defense, including reasonable attorneys' fees, shall be added to the Claim. If the Indemnitee does not elect to assume the defense of any Claim, the Indemnitee may give written notice to the Company of its or his intent not to do so, in which event the Company shall assume control of the defense and/or compromise of such Claim. Notwithstanding anything in this section 10 to the contrary, if the Company assumes the defense of any Claim, the Indemnitee shall have the right to participate, at its or his expense, in the defense against or compromise of such Claim.

            (c) The party assuming the defense of any Claim shall keep the other party reasonably informed at all times of the progress and development of its or their defense of and compromise efforts with respect to such Claim and shall furnish the other party with copies of all relevant pleadings, correspondence and other papers. In addition, the parties to this Agreement shall cooperate with each other and make available to each other and their representatives all available relevant records or other materials required by them for their use in defending, compromising or contesting any Claim.

            (d) In the event both the Indemnitee and the Company are named as defendants in an action or proceeding initiated by a third party, they shall both be represented by the same counsel (on whom they shall agree), unless such counsel for the Indemnitee, or the Company shall determine that such counsel has a conflict of interest in representing both the Indemnitee and the Company in the same action or proceeding and the Indemnitee and the Indemnifying Party do not waive such conflict to the satisfaction of such counsel.

        10.3 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations and warranties of the parties contained in this Agreement and in any certificate, Exhibit or Schedule delivered pursuant hereto, or in any other writing delivered pursuant to the provisions of this Agreement (the "REPRESENTATIONS AND WARRANTIES") and the liability of the party making such Representations and Warranties for breaches thereof shall survive the consummation of the transactions contemplated hereby (including, but not limited to, the conversion of the Notes into Huntway Equity Securities and the Conversion). The parties hereto in executing and delivering and in carrying out the provisions of this Agreement are relying solely on the representations, warranties, Schedules, Exhibits, agreements and covenants contained in this Agreement, or in any writing or document delivered pursuant to the provisions of this Agreement, and not upon any representation, warranty, agreement, promise or information, written or oral, made by any persons other than as specifically set forth herein or therein.

     11. MISCELLANEOUS

        11.1 POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on any Purchaser's part in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any other or further exercise thereof or the exercise of any other power or right, and the Purchasers' rights and remedies are cumulative to and are not exclusive of any rights or remedies the Purchasers would otherwise have, and no waiver or consent given or extended pursuant hereto shall extend to or affect any obligation or right not expressly waived or consented to.

        11.2 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Three-Fourths in Interest of the Purchasers. Any amendment or waiver effective in accordance with this section 11.2 shall be binding upon each holder of any Notes or Huntway Equity Securities, each future holder of all such Notes or Huntway Equity Securities and the Company.

        11.3 NOTICES. Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally by facsimile transmission or three days after being mailed by first class mail, or the next Business Day after being deposited for next-day delivery with a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice at the following address for such party (or at such other address as shall be specified by like notice):

                 (a)  if to the Company, to:

                      Huntway Partners, L.P.
                      25129 The Old Road 322
                      Newhall, CA  91381
                      Attention:    Warren Nelson
                      Telephone:    (805) 254-1220
                      Facsimile:    (805) 286-1588


                      with copies to:


                      Kirkland & Ellis
                      200 East Randolph Drive
                      Chicago, IL  60601
                      Attention:    Brian Hogan
                      Telephone:    (312) 861-2000
                      Facsimile:    (312) 861-2200


                 (b) if to the Purchasers, to the address set forth below their signature on this Agreement, with a copy to:

                      Shartsis, Friese & Ginsburg LLP
                      One Maritime Plaza, 18th Floor
                      San Francisco, CA  94111
                      Attention:    Eric M. Sippel, Esq.
                      Telephone:    (415) 421-6500
                      Facsimile:    (415) 421-2922


        11.4 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits), and the Related Documents contain the entire agreement of the parties and supersede all prior negotiations, correspondence, agreements and understandings, written and oral, between or among the parties, regarding the subject matter hereof.

        11.5 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns (excluding each successive holder or holders of a Note or Huntway
Equity Securities, except to the extent otherwise expressly provided herein).

        11.6 SEVERABILITY. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held to be invalid or unenforceable, shall not be affected thereby.

     11.7 GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the Law of the State of California, without regard to that state's conflict of laws principles.

     11.8 INTERPRETATION. All parties have been assisted by counsel in the preparation and negotiation of this Agreement and the transactions contemplated hereby, and this Agreement shall be construed according to its fair language. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     11.9 FURTHER ASSURANCES. Each party shall execute such other and further certificates, instruments and other documents as may be necessary and proper to implement, complete and perfect the transactions contemplated by this Agreement.

     11.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which together shall be considered one and the same agreement.

     11.11 ASSIGNMENT. A Purchaser may assign or transfer all or any part of the Securities provided that the conditions specified in this section are satisfied, which conditions are intended to insure compliance with the provisions of the 1933 Act and state securities laws in respect of the transfer of any of the Securities. If, in the written opinion of counsel for such holder, in form and substance reasonably satisfactory to the Company and its counsel, the proposed transfer may be effected without registration of such Securities, the Securities proposed to be transferred may be transferred in accordance with the terms of said notice and in compliance with applicable securities laws and regulations. The Company shall not be required to effect any such transfer prior to the receipt of such favorable opinion. If a Purchaser transfers any interest in the Notes, that Purchaser shall transfer that Purchaser's related interest in the Amended Intercreditor Agreement and the Collateral Documents. The Company shall not assign this Agreement or any rights hereunder or delegate any duties hereunder except pursuant to the Conversion. Any attempted or purported assignment or delegation in violation of the preceding sentence shall be void.

     11.12 MAXIMUM INTEREST RATE. In no event shall the interest rate and other charges under this Agreement and the Note exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that a Purchaser has received interest and other charges under this Agreement in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the outstanding principal amount under the Note and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there is no outstanding principal amount thereof, that Purchaser shall refund such excess to the Company.

        11.13 NO PERSONAL LIABILITY. Each Purchaser agrees that no director, officer, employee, partner, interest holder or shareholder of the Company or of either Huntway General Partner shall be liable to that Purchaser pursuant to the Delaware Revised Uniform Limited Partnership Act or otherwise for any obligation under the Related Documents or the Notes. The Company agrees that no director, officer, employee, partner, interest holder, member or shareholder of any Purchaser or any manager or general partner of any Purchaser shall be liable to the Company pursuant to the Delaware Revised Uniform Limited Partnership Act or otherwise for any obligation under the Related Documents or the Notes.

     12. DEFINITIONS.

        12.1 GLOSSARY. For purposes of this Agreement, the following terms shall have the following meanings, which shall be equally applicable to both the singular and plural forms of any of such terms. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Indenture.

        "AFFILIATE" shall mean any Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company or any Subsidiary, (b) which beneficially owns or holds five percent or more of any equity or capital interest of the Company or any Subsidiary, (c) five percent or more of the equity or capital interest of which is beneficially owned or held by the Company or a Subsidiary or (d) which is a natural person who is a relative of any of the foregoing Persons. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, as an officer or director, by contract or otherwise.

        "AUTHORITY" shall mean any government or political subdivision, or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury, arbitrator or mediator, or any self-regulatory organization (including, without limitation, any securities market or exchange on which securities of the Company are listed or traded) in each case whether federal, state, local or foreign.

        "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, statutory holiday, or other day on which banks in the State of California are required by law to close or are customarily closed.

        "CAPITAL LEASE," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which would, in conformity with GAAP, be accounted for as a capital lease on the balance sheet of that Person.

        "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within six months from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the

United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service; (iii) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Services; and (iv) time deposits, certificates of deposit (whether or not Eurodollar in nature), bankers' acceptances, repurchase agreements, reverse repurchase agreements, Eurodollar time deposits maturing within one year or similar investments maturing within 12 months from the date of acquisition thereof.

     "CHARTER DOCUMENT" of a company means the limited partnership agreement, with respect to a limited partnership, the operating or limited liability company agreement, with respect to a limited liability company, the articles or certificate of incorporation and the bylaws, with respect to a corporation, and any other governing documents in effect with respect to that company.

     "COLLATERAL" has the meaning ascribed to that term in the Amended Intercreditor Agreement.

     "COLLATERAL DOCUMENTS" has the meaning ascribed to that term in the Amended Intercreditor Agreement.

     "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including that portion of Capital Leases capitalized on the consolidated balance sheet of the Company and its Subsidiaries, excluding (i) the interest portion of Capital Leases to the extent not required to be capitalized and (ii) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds received from third party insurers paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced) by the Company and its Subsidiaries during the relevant period that, in conformity with GAAP, should be included in the property, plant or equipment reflected in the consolidated balance sheet of the Company and its Subsidiaries.

     "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of the Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP; provided that inventory shall continue to be valued on a last-in first-out basis and excluding non-current assets of Sunbelt which become current assets under GAAP solely by reason of the Company's decision to sell Sunbelt or its assets.

     "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of the Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP.

     "CONSOLIDATED EBITDA" means, for any period, the sum (without duplication) of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) to the extent Consolidated Net Income has been reduced thereby, amortization expense, depreciation expense and other non-cash expenses, and (v) other non-cash items reducing Consolidated Net Income less other non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, interest expense with respect to all outstanding Indebtedness of the Company and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP.

     "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) determined in conformity with GAAP of the Company and its Subsidiaries on a consolidated basis, consolidated in conformity with GAAP for such period taken as a single accounting period; provided that, except for the Conversion, there shall be excluded (i) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries, (ii) the income (or loss) related to (x) any merger, consolidation, liquidation, winding up or dissolving of the Company or any of its Subsidiaries or (y) any conveyance, sale, lease, sub-lease, transfer or other disposition of all or any substantial part of the Company's or any Subsidiary's business or rights related thereto, property (whether leased or owned in fee) or fixed assets outside the ordinary course of business and (iii) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

     "CONSOLIDATED NET WORKING CAPITAL" means, as at any date of determination, the excess of Consolidated Current Assets, excluding cash and Cash Equivalents,\ over Consolidated Current Liabilities.

     "CONTINGENT OBLIGATION," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another Person, including, without limitation, any such obligation directly or indirectly guarantied, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or sold on a recourse basis by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet item, level of income or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, or to provide collateral to secure payment of such obligation, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported.

     "DISCLOSURE DOCUMENTS" means (i) the Schedule of Exceptions attached hereto, (ii) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (iii) the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 1997, and (iv) the Private Placement Memorandum.

     "ENVIRONMENTAL CLAIM" means any written accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and/or Environmental Laws and relating to the Company, any of its Subsidiaries, any of their respective Affiliates or any Facility.

     "ENVIRONMENTAL LAWS" means all statutes, ordinances, orders, rules, regulations, or decrees and similar provisions having the force and effect of law relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or safety, in any manner applicable to the Company or any of its Subsidiaries or any or their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. section 1801 et seq.), the Resource Conservation and Recovery Act (42 U. S . C . section 6901 et seq.), the Federal Water Pollution Control Act (33 U. S . C . section 1251 et seq.), the Clean Air Act (42 U. S . C . section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. section 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. section 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

     "FACILITIES" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

     "GAAP" shall mean generally accepted accounting principles (as such principles may change from time to time).

     "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

     "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws;
(ii) any oil, petroleum, petroleum fraction or petroleum derived substance;
(iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

     "HUNTWAY EQUITY SECURITIES" shall mean the Common Units of the Company, for as long as the Company is a limited partnership, and the Common Stock of the Company after the Company has converted to a corporation.

     "HUNTWAY GENERAL PARTNERS" means the General Partner, the Special General Partner, and any other Person made a general partner pursuant to the terms of the Huntway Partnership Agreement.

     "HUNTWAY MANAGING GENERAL PARTNER" means Huntway Managing Partner L.P., a Delaware limited partnership, and its permitted successors and assigns.

     "HUNTWAY PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of Huntway Partners, L.P. dated as of November 9, 1988, among the General Partner and each of the other partners named therein or bound thereby, as amended through and including the date hereof and as further amended or restated from time to time to the extent permitted under section 6.12.

     "IDB LETTER OF CREDIT" means that certain Irrevocable Letter of Credit No. S04377 dated October 5, 1988, in the original stated amount of $9,510,411.00 issued by Bankers Trust Company to the trustee under that certain Indenture of Trust, dated August 1, 1988, pursuant to which the Sunbelt Bonds were issued.

     "INDEBTEDNESS," means (a) any liability of any Person (i) for borrowed money, or under any reimbursement obligation relating to a letter of credit or a bankers' acceptance, or (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation given in connection with the acquisition of any businesses, properties or assets of any kind, other than a trade payable or a current liability arising in the ordinary course of business), or (iii) for the payment of money with respect to a Capital Lease, or (iv) in respect of an interest rate, currency, commodity or other hedge or protection arrangement; (b) any guarantee with respect to Indebtedness (of the kind otherwise described in this definition) of another Person; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.

     "JUNIOR SUBORDINATED DEBENTURES" means the Company's Junior Subordinated Debentures Due 2005 issued and outstanding on the Closing Date or issued to the holders of such debentures as payment in kind in lieu of a cash payment for interest, in each case pursuant to the Junior Subordinated Debenture Indenture.

     "JUNIOR SUBORDINATED DEBENTURE INDENTURE" means the Amended and Restated Junior Subordinated Debenture Indenture, dated as of December 12, 1996, between the Company and the trustee named therein, pursuant to which the Junior Subordinated Debentures are issued, as such indenture may be amended, supplemented or modified from time to time to the extent permitted by the Indenture.

     "LAW" shall mean any judgment, decree, order, statute, law, ordinance, rule or regulation of any Authority (including common law), constitution, statute, treaty, regulation, rule, ordinance, judgment, order, foreign injunction, writ, decree or award of any Authority.

     "LETTER OF CREDIT AGREEMENT" means the Letter of Credit and Reimbursement Agreement, dated June 22, 1993, between the Company, Sunbelt Refining Company, L.P., and Bankers Trust Company, as amended by that certain First Amendment to Letter of Credit and Reimbursement Agreement dated as of December 12, 1996, and as such agreement may be further amended from time to time.

     "LIEN" means any mortgage, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement), any Capital Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement (other than notice filings not perfecting a security interest) under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.

     "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two executive officers of the Company, including the Chief Financial Officer or the Controller as one of the two signatories.

     "PERMITTED ENCUMBRANCES" means the following types of Liens:

     (i) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

     (ii) Statutory and contractual Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (iv) Leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries;

     (v) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature (exclusive of obligations for the payment of borrowed money);

     (vi) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

     (vii)  Purchase Money Liens;

     (viii) Liens securing reimbursement obligations with respect to letter of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof;

     (ix) Judgment and attachment Liens not giving rise to an Event of Default;

     (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Subsidiaries;

     (xi) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business of the Company and its Subsidiaries;

     (xii) Any interest or title of a lessor or sublessor in the property subject to any capital lease obligation or operating lease;

     (xiii) Liens arising from UCC financing statements regarding leases permitted by this Agreement;

     (xiv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (xv) Liens securing obligations not in excess of $50,000 in aggregate outstanding amount arising from automobile and personal property leases; and

     (xvi) Liens arising from Indebtedness permitted under section 6.3(e).

     "PERSON" shall mean a natural person, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, limited liability company, Authority, or any other entity.

     "PLAN" means the Plan of Reorganization in the chapter 11 case of the Company confirmed by the Honorable Helen S. Balich, United States Bankruptcy Judge for the United States Bankruptcy Court for the District of Delaware, in case no. 96-1799, by order entered December 12, 1996, as such plan has been amended prior to its effective date.

     "POTENTIAL EVENT OF DEFAULT" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

     "PRIVATE PLACEMENT MEMORANDUM" shall mean the Company's Private Placement Memorandum, dated as of June 1997.

     "PURCHASE MONEY LIEN" means a Lien granted on an asset or property to secure a Purchase Money Obligation permitted to be incurred under section 6.3 of this Agreement and incurred solely to finance the acquisition of such asset or property; provided, however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition.

     "PURCHASE MONEY OBLIGATIONS" of any person means any obligations of such person to any seller or any other person incurred or assumed to finance the acquisition of real or personal property to be used in the business of such person or any of its Subsidiaries in an amount that is not more than 100% of the cost of such property, and incurred within 180 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

     "RELATED DOCUMENTS" shall mean this Agreement, the Notes, the Amended Intercreditor Agreement, the Sequencing and Amendatory Agreement, the Collateral Documents, the Indenture, the Registration Rights Agreement and the Management Rights Letter.

     "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

     "REPRISE" means Reprise Holdings, Inc., a Texas corporation, or any successor corporation, the sole general partner of the General Partner and the sole general partner of the Special General Partner.

     "SENIOR NOTES (OTHER)" means the Company's 12% Senior Secured Notes (Other) Due 2005 issued and outstanding on the Closing Date and any such Notes issued in substitution therefor.

     "SENIOR NOTES (SUNBELT IDB)" means the Company's 12% Senior Secured Notes (Sunbelt IDB) Due 2005 issued and outstanding on the Closing Date and any such Notes issued in substitution therefor.

     "SEC" shall mean the Securities and Exchange Commission.

     "SPECIAL GENERAL PARTNER" means Huntway Holdings, L.P., a Delaware limited partnership.

     "SUBSIDIARY" of a Person shall mean any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of stock or partnership interests entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and references herein to Subsidiaries of the Company, the Company and its Subsidiaries or other similar references shall include Sunbelt unless otherwise excluded.

     "SUNBELT" means Sunbelt Refining Company, L.P., a Delaware limited partnership, the sole general partner of which is the Company.

     "SUNBELT BONDS" means the $8,600,000 aggregate principal amount of Variable/Fixed Rate Demand Industrial Development Revenue Bonds, Series 1988 (Sunbelt Refining Company, L.P. Project) issued pursuant to that certain Indenture of Trust, dated as of August 1, 1988, between The Industrial Development Authority of the County of Pinal and Dai-Ichi Kangyo Bank of California.

     "SUNBELT GENERAL PARTNER" means the Company, the Sunbelt Managing General Partner and any other Person made a general partner pursuant to the terms of the Sunbelt Partnership Agreement.

     "SUNBELT MANAGING GENERAL PARTNER" means the general partner of Sunbelt which (i) owns at least 51% of the profit participation percentages of Sunbelt, and (ii) exercises management powers with respect to Sunbelt.

     "SUNBELT PARTNERSHIP AGREEMENT" means the Second Amended and Restated Agreement of Limited Partnership, dated as of December 27, 1989, between the Sunbelt General Partner and the limited partners named therein, as such agreement may be amended from time to time to the extent permitted by section 6.12, or otherwise with the consent of Three-Fourths in Interest of the Purchasers, which consent in such other cases will not be unreasonably withheld.

     "TAX" or "TAXES" shall be understood to include any tax or similar governmental charge, impost or levy (including, without limitation, income taxes, franchise taxes, transfer taxes or fees, sales taxes, excise taxes, ad valorem taxes, withholding taxes, minimum taxes, use taxes, occupancy taxes, property taxes, employment taxes, stamp taxes or windfall profit taxes), together with any related liabilities, penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency therefor.

     "THREE-FOURTHS IN INTEREST OF THE PURCHASERS" on any date means Purchasers who in the aggregate own Notes on that date that aggregate at least seventy-five percent of the Notes owned by all Purchasers on that date.

     "1933 ACT" shall mean the Securities Act of 1933, as amended.

     "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

     12.2 INDEX. The following terms shall have the respective meanings specified on the indicated page of this Agreement:


   accredited investor.................................................... 16
   Agreement..............................................................  1
   Amended Intercreditor Agreement........................................  2
   B III..................................................................  1
   Balance Sheet..........................................................  6
   Cash Purchaser.........................................................  1
   Claim.................................................................. 31
   Claims Notice.......................................................... 31
   Closing................................................................  2
   Closing Date...........................................................  2
   Code................................................................... 10
   Collateral Documents................................................... 22
   Company................................................................  1
   Company IP Rights......................................................  6
   Condition of the Company...............................................  3
   Contrarian I...........................................................  1
   Contrarian II..........................................................  1
   control................................................................ 35
   Conversion............................................................. 27
   Environmental Site..................................................... 30
   Environmental Site Losses.............................................. 30
   Event of Default....................................................... 28
   Exchanging Purchaser...................................................  1
   Exhibit................................................................  1
   Financials.............................................................  5
   First Plaza............................................................  1
   IBM....................................................................  1
   Indemnitees............................................................ 30
   Indemnity Events....................................................... 30
   Indenture..............................................................  2
   Information............................................................ 28
   Initial Securities.....................................................  1
   Initial Securities Holders.............................................  1
   License................................................................  7
   Lighthouse.............................................................  1
   Management Rights Letter...............................................  3
   Notes..................................................................  1
   Notice................................................................. 26
   Oppenheimer I..........................................................  1
   Oppenheimer II.........................................................  1
   Oppenheimer III........................................................  1

Oppenheimer IV.........................................................  1
Oppenheimer V..........................................................  1
prohibited transaction................................................. 11
Purchase Price.........................................................  2
Purchaser..............................................................  1
RCRA...................................................................  7
Registration Rights Agreement..........................................  2
Representations and Warranties......................................... 32
restricted securities.................................................. 16
Schedule...............................................................  1
SEC Reports............................................................  5
Securities............................................................. 15
Sequencing and Amendatory Agreement....................................  3
Shares................................................................. 26
Trustee................................................................  2

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.

                                       HUNTWAY PARTNERS, L.P.


                                       By  /s/ Warren J. Nelson
                                          -------------------------------------
                                           Name: Warren J. Nelson
                                           Title:  Executive Vice President and
                                                   Chief Financial Officer


LIGHTHOUSE INVESTORS, L.L.C.           B III CAPITAL PARTNERS, L.P.

  By Lighthouse Capital, LLC,          By DDJ Capital III, LLC, its General
  its Manager                             Partner


By  /s/ Richard S. Spencer             By DDJ Capital Management, LLC,
   --------------------------          Manager
     Richard S. Spencer III
     Manager                           By  /s/ Judy K. Mencher
                                         -------------------------------------
200 Seventh Avenue, Suite 105              Name: Judy K. Mencher
Santa Cruz, CA  95062                      Title: Member

Telephone: (408) 477-4046              Domestic Physical Delivery Instructions:
Facsimile: (408) 479-3642              ----------------------------------------

                                       Goldman Sachs & Co.
                                       48th Floor
                                       One New York Plaza
                                       New York, NY  10004
                                       Attn:  Marjory Boliscar
                                       Phone: (212) 902-8058
                                       Fax: (212) 357-0413

                                       All securities should be registered as
                                       follows:

                                       Goldman Sachs & Company
                                       FFC B III Capital Partners, L.P.

CONTRARIAN CAPITAL FUND I, L.P.       CONTRARIAN CAPITAL FUND II, L.P.


By Contrarian Capital                 By Contrarian Capital
Management L.L.C.,                    Management L.L.C.,
its general partner                   its general partner



By: /s/ Janice M. Stanton             By: /s/ Janice M. Stanton
    ---------------------                 ---------------------
        Janice M. Stanton                     Janice M. Stanton
        Partner                               Partner

Address: 411 West Putnam,             Address: 411 West Putnam,
         Suite 225                             Suite 225
         Greenwich, CT                         Greenwich, CT
         06830                                 06830

Telephone: (203) 862-8201             Telephone: (203) 862-8201
Facsimile: (203) 629-1977             Facsimile: (203) 629-1977

CONTRARIAN CAPITAL ADVISORS,
L.L.C., as agent for the entities     MELLON BANK, N.A., solely in its
listed below its signature attached   capacity as Trustee for First Plaza
hereto.                               Group Trust (as directed by
                                      Contrarian Capital not in its
By: /s/Janice M. Stanton              individual capacity.
    --------------------
       Janice M. Stanton
       Partner                        By: /s/ Carole Bruno
                                          ----------------
Address: 411 West Putnam                  Name:  Carole Bruno
         Suite 225                               Authorized Signatory
         Greenwich, Ct                Address:-----------------------
         06830                                -----------------------
                                      Telephone:---------------------
Oppenheimer Horizon Partners, L.P.    Facsimile:---------------------
Oppenheimer Institutional Horizon
Partners, L.P.
Oppenheimer International Horizon
Fund II, Ltd.
Oppenheimer & Co., Inc.
The & Trust

THE CHASE MANHATTAN BANK As
Directed Trustee For The IBM Retirement
Plan Trust


By:  See Rider 1
    ---------------------------------------
     Michael Rolling, Vice President
     The Chase Manhattan Bank as Directed
     Trustee for the IBM Retirement Plan
     Trust

Address:        ___________________________

Telephone:      ___________________________
Facsimile:      ___________________________

                                    RIDER 1
          Exchange and Purchase Agreement dated as of October 31, 1997 among Huntway Partners, L.P. and the Buyers


The Chase Manhattan Bank has executed this Agreement in its capacity as Trustee ("Trustee") of the IBM Retirement Plan Trust ("Trust") acting hereunder in such capacity pursuant to the directions of Budge Collins, Inc., as Investment Manager as such term is defined in ERISA ("Investment Manager"), in accordance with the terms of the Trust and without limiting the generality of the foregoing, any representations or statements made herein have been made for and on behalf of the Trust in accordance with the directions of the Investment Manager. Not withstanding any other provision of the Agreement, all actions to be taken by or notices to be given to the Trust shall be taken by or given to the Investment Manager.



By:    /s/ Michael L. Rohling                Date:    10/31/97
   ----------------------------                     ------------
     MICHAEL L. ROHLING, VICE PRESIDENT
     CHASE MANHATTAN BANK
     AS DIRECTED TRUSTEE FOR
     THE IBM RETIREMENT PLAN TRUST

                               EXCHANGE SCHEDULE

Common Units of Huntway Partners, L.P.:
---------------------------------------
Lighthouse                                                                         6,147,827
B III                                                                              3,912,253
Contrarian I                                                                         349,308
Contrarian II                                                                        349,308
-------------                                                                     ----------
TOTAL                                                                             10,758,696
                                                                                  ==========
Principal Amount Outstanding of 12% Senior Notes (Other):
---------------------------------------------------------
Lighthouse                                                                        $6,403,907
B III                                                                             $4,075,214
Contrarian I                                                                        $363,858
Contrarian II                                                                       $363,859
-------------                                                                    -----------
TOTAL                                                                            $11,206,838
                                                                                 ===========
Principal Amount of Notes to be Issued to Exchanging Purchasers: (1)
--------------------------------------------------------------------
Lighthouse                                                                       $11,000,000
B III                                                                             $7,000,000
Contrarian I                                                                        $625,000
Contrarian II                                                                        625,000
-------------                                                                    -----------
TOTAL                                                                            $19,250,000
                                                                                 ===========

(1) One dollar of principal amount of Notes is to be issued for each one dollar principal amount of Senior Notes (Other) and the balance of the Notes to be issued to each Exchanging Purchaser are to be issued for the Common Units being exchanged by such Exchanging Purchaser

                            CASH PAYMENT SCHEDULE

Principal Amount of Notes to be Issued to Cash Purchasers and Cash Payment by Cash Purchasers


B III                                                          $1,000,000

Oppenheimer I                                                    $159,500

Oppenheimer II                                                   $195,250

Oppenheimer III                                                  $104,500

Oppenheimer IV                                                     $4,750

Oppenheimer V                                                     $11,000

IBM                                                               $50,000

First Plaza                                                      $425,000

Contrarian I                                                     $275,000

Contrarian II                                                    $275,000
-------------                                                  ----------
TOTAL                                                          $2,500,000
                                                               ----------

                                 SCHEDULE 5.5

     Each Purchaser severally, but not jointly, represents and warrants to the Company that it is an accredited investor as defined in Regulation D under the 1933 Act based on the subparagraph number of Rule 501(a) of Regulation D set forth next to such Purchaser's name below.


        Name of Purchaser                           Subparagraph No.
        -----------------                           ----------------
Lighthouse Investors, L.L.C.                               (8)

B III Capital Partners, L.P.                               (3)

Contrarian Capital Fund I, L.P.                            (3)

Contrarian Capital Fund II, L.P.                           (3)

Oppenheimer Horizon Partners,
L.P.                                                       (3)

Oppenheimer Institutional Horizon
Partners, L.P.                                             (3)

Oppenheimer International Horizon
Fund II, Ltd.                                              (3)

Oppenheimer & Co., Inc.                                    (3)

The & Trust                                                (3)

IBM Retirement Plan Trust                                  (1)

First Plaza Group Trust                                    (1)

                             HUNTWAY PARTNERS, L.P.
                                  SCHEDULE 4.2
                                       TO
                        EXCHANGE AND PURCHASE AGREEMENT

                                 CAPITALIZATION


4.2(a)      Common Units: 25,342,654 issued and outstanding

            Partnership interest in the Company representing the Managing General Partner's Percentage Interest (as defined in the Amended and Restated Agreement of Limited Partnership of the Company dated as of November 8, 1988, as amended (the "Partnership Agreement"))

            Partnership interest in the Company representing the Special General Partner's Percentage Interest (as defined in the Partnership Agreement)

4.2(a), (b) Pursuant to the Huntway Partners, L.P. 1996 Employee Incentive
            Option Plan dated as of December 12, 1996, options to purchase 4,000,000 Common Units have been authorized and options to purchase 2,815,850 Common Units are outstanding.

            An option in favor of Andre Danesh to purchase 1,146,059 Common Units is also outstanding.

4.2(c) Sunbelt Refining Company, L.P., a Delaware limited partnership, is owned 99.9% by the Company and 0.1% by Huntway Managing Partner, L.P., a Delaware limited partnership.

                             HUNTWAY PARTNERS, L.P.
                                  SCHEDULE 4.4
                                       TO
                        EXCHANGE AND PURCHASE AGREEMENT

                           AUTHORIZATION AND FILINGS

In connection with the Closing

1.   Approval of the Related Agreements by the Company's Managing General
     Partner.

2. Form D Notice of Sale of Securities Pursuant to Regulation D, Section 4(6), and/or Uniform Limited Offering Exemption

3.   Any 1934 Act filings reflecting the Closing.

4. Additional New York Stock Exchange Listing Application with respect to the Common Units underlying the Notes

5. Execution and delivery of Supplemental Indentures for (i) the Indenture pursuant to which the Senior Notes (Other) and Senior Notes (IDB) were issued (the "Senior Note Indenture") and (ii) the Junior Subordinated Debenture Indenture, in each case as provided in the Sequencing and Amendatory Agreement.

6. SEC registrations, blue sky registrations, etc. to perform the Registration Rights Agreement



In connection with the Conversion

1. Creation of the corporation that is to be the survivor of the Conversion ("Survivor").

2. Qualification of Survivor as a foreign corporation in the state of California.

3.   Joint 1933 Act Registration/1934 Act Proxy Statement regarding the
     Conversion.

4.   Unitholder and general partner approval of the Conversion.

5. Filing of a Certificate of Merger with the Delaware Secretary of State with respect to the Conversion.

6.   1934 Act registration of the Common Stock of Survivor.

7. New York Stock Exchange Listing Application with respect to Common Stock of Survivor (i) outstanding immediately after the Conversion, (ii) issuable upon exercise of outstanding options or subsequently granted options under Survivor's option plan and (iii) issuable upon conversion of the Notes.

8.   Consents to assignments of Company agreements and permits to Survivor.

9. Execution and delivery of Supplemental Indentures for (i) the Senior Note Indenture, (ii) the Indenture and (iii) the Junior Subordinated Debenture Indenture, to reflect the Conversion.

10. Termination of the Company's 1934 Act Registration with respect to its Common Units.

11. Termination of the Company's listing of its Common Units on the New York Stock Exchange.

12. Unwind of the depositary arrangements with Bankers Trust Company relating to the Company's Common Units.

13.  Any Uniform Commercial Code filings required to reflect the Conversion.

                             HUNTWAY PARTNERS, L.P.
                                 SCHEDULE 4.10
                                       TO
                        EXCHANGE AND PURCHASE AGREEMENT

                              COMPLIANCE WITH LAW


4.10(c) The Company's refinery located in Wilmington, California and the Wilmington groundwater basin are included on the Environmental Protection Agency's Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") index of sites requiring environmental clean-up.

                             HUNTWAY PARTNERS, L.P.
                                 SCHEDULE 4.11
                                       TO
                        EXCHANGE AND PURCHASE AGREEMENT

                                   LITIGATION


     None.

                             HUNTWAY PARTNERS, L.P.
                                 SCHEDULE 4.13
                                       TO
                               EXCHANGE AGREEMENT

                  TITLE TO PROPERTIES; ABSENCE OF ENCUMBRANCES

     Additional exceptions to first sentence of Section 4.13 shall incorporate by reference Permitted Encumbrances as set forth in the Senior Indenture and the Indenture.

     Material Indebtedness of the Company as of October 15, 1997 includes the following:


   *    Senior Notes (Other)

   *    Notes

   *    Senior Notes (Sunbelt IDB)

   *    Junior Subordinated Debentures

   *    Letter of Credit Agreement Obligations (as defined in the Indenture)

   *    Loan Agreement by and between Sunbelt and the Industrial
        Development Authority of the County of Pinal

   *    Additional Indebtedness disclosed on the Balance Sheet

   Additional exceptions to final sentence of Section 4.6 shall incorporate by reference Permitted Encumbrances as set forth in the Senior Indenture and the Indenture.

                             HUNTWAY PARTNERS, L.P.
                                 SCHEDULE 4.14
                                       TO
                        EXCHANGE AND PURCHASE AGREEMENT

                               EMPLOYEE PROGRAMS


1.   Huntway Refining Co. Profit Sharing and Tax Deferred Savings Plan

2.   Huntway Partners, L.P. Money Purchase Pension Plan

3.   Huntway Partners, L.P. 1996 Employee Incentive Option Plan

4.   Life Insurance Plans

5.   Long Term Disability Plans

6.   P.P.O. Medical Plan

7.   Dental Indemnity Plan

8.   Vision Care Plan

9.   Vacation Plan

                             HUNTWAY PARTNERS, L.P.
                                 SCHEDULE 4.17
                                       TO
                        EXCHANGE AND PURCHASE AGREEMENT

                              EMPLOYMENT PRACTICES


     None.

                             HUNTWAY PARTNERS, L.P.
                                 SCHEDULE 4.19
                                       TO
                        EXCHANGE AND PURCHASE AGREEMENT

                 LIMITATION ON SUBSIDIARY PAYMENT RESTRICTIONS

     No additional restriction.

                             HUNTWAY PARTNERS, L.P.
                                 SCHEDULE 4.22
                                       TO
                        EXCHANGE AND PURCHASE AGREEMENT

                              BROKERS AND FINDERS


1. Andre Danesh was employed by the Company as a "finder" with respect to a proposed but unconsummated transaction which he has contended is associated with the transactions contemplated by the Related Documents. He has contended he is entitled to a finder's fee in connection with the transactions contemplated by the Related Documents. The Company disagrees.






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